Exhibit K


                     UMBRELLA STOCK PURCHASE AGREEMENT

                                   among

                     CONVERGENCE COMMUNICATIONS, INC.,
                           a Nevada Corporation,


                          TCW/CCI HOLDING II LLC,
                   a Delaware limited liability company,


                           TELEMATICA EDC, C.A.,
                       a Venezuelan compania anonima


                               NORBERTO PRIU,
                           an Argentine citizen,


                       RAQUEL EMILSE ODDONE DE OSTRY,
                           an Argentine citizen,


                        GLACIER LATIN-AMERICA LTD.,
          a British Virgin Islands International Business Company,


                                    and


                    MORLEY CAPITAL MANAGEMENT III, LLC,
                   an Illinois limited liability company




                          Dated: February 7, 2001




                             TABLE OF CONTENTS

1.    Definitions............................................................1

2.    The Transactions.......................................................1

3.    Representations and Warranties of Investors............................8

4.    Representations and Warranties of the Company Concerning
      the Company and its Subsidiaries......................................11

5.    Pre-Closing Covenants.................................................22

6.    Conditions to Obligations.............................................23

7.    Indemnity.............................................................25

8.    Termination...........................................................26

9.    Equitable Adjustments.................................................28

10.   Removal of Legend.....................................................28

11.   Miscellaneous.........................................................28




                     UMBRELLA STOCK PURCHASE AGREEMENT

      THIS UMBRELLA STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of February 7, 2001, among CONVERGENCE COMMUNICATIONS, INC., a Nevada corporation (the "Company"), TCW/CCI Holding II LLC, a Delaware limited liability company ("TCW"), TELEMATICA EDC, C.A., a Venezuelan compania anonima ("TELEMATICA"), Norberto Priu, an Argentine citizen ("Priu"), Raquel Emilse Oddone de Ostry, an Argentine citizen ("Ostry"), GLACIER LATIN-AMERICA LTD., a British Virgin Islands International Business Company ("Glacier"), and Morley Capital Management III, LLC, an Illinois limited liability company ("MCM III"). The Company, TCW, TELEMATICA, Priu, Ostry, Glacier and MCM III are sometimes referred to collectively as the "Parties" and singularly as a "Party". TCW, TELEMATICA, Priu, Ostry, Glacier and MCM III are sometimes referred to collectively as the "Investors" and singularly as an "Investor".

      A. The Company, directly or through wholly-owned or controlled subsidiaries, is engaged in the business of providing data transmission services, domestic and international telephony, subscriber cable television, value-added telecommunications services and services for access to and use of the Internet in Latin America (together, the "Telecommunications Business"), and proposes to continue to carry out and to expand and further develop such Telecommunications Business in the manner and to the extent set out in the business plan and budget attached as Exhibit A (the "Business Plan" and "Budget", respectively) to the Company's disclosure letter addressed to all Investors and dated February 7, 2001, previously delivered to them (the "Disclosure Letter") and for such purposes requires additional capital;

      B. The Investors desire to participate in the Telecommunications Business and toward that end intend to invest in the Company;

      C. The Parties are entering into this Agreement and the other agreements and instruments entered into or delivered in connection herewith to memorialize the terms for such investments and conversions.

      NOW, THEREFORE, the Parties agree as follows:

1. Definitions. Capitalized terms used in this Agreement have the meanings given to them in the Schedule of Definitions attached to this Agreement as Schedule 1, unless the context otherwise requires. The definition of terms defined in the singular shall apply to the plural, and the definition of terms defined in the plural shall apply to the singular.

2.    The Transactions.

      (a) The Transactions. The Parties confirm their intention that, on and subject to the terms and conditions of this Agreement, they shall carry out the following transactions, and enter into and deliver the following agreements and instruments (such agreements and instruments herein referred to collectively as the "Transaction Documents") at a closing (the "Closing") to occur within five Business Days following the satisfaction of the conditions set out in Section 6:

          (i) the execution and delivery, at the Closing, of identical Stock Purchase Agreements between each Investor and the Company substantially in the form of Exhibit A to this Agreement (each an "Individual Stock Purchase Agreement" and, collectively, the "Individual Stock Purchase Agreements"), and the purchase and sale, pursuant to such Individual Stock Purchase Agreements and the Option described in Section 2(d), of Two Million Six Hundred Forty-Three Thousand Six Hundred Thirty-Six (2,643,636) shares in the aggregate of Series D Convertible Preferred Stock of the Company, par value US$.001 per share ("Series D Shares") having the rights and preferences set out in
                Schedule 2 to this Agreement (the "Series D Shares Rights and Preferences") for an aggregate purchase price, in cash or other immediately available funds of Twenty-Four Million Five Hundred Eighty-Five Thousand Eight Hundred Fifty United States Dollars (US$24,585,850), such purchases and sales of Series D Shares to occur as follows:

                (A) the purchase by and sale to TCW of an aggregate of One
                    Million Seventy-Five Thousand Two Hundred Sixty-Eight (1,075,268) Series D Shares for a purchase price per share of Nine and 30/100ths United States Dollars (US$9.30), being an aggregate purchase price of Ten Million United States Dollars (US$10,000,000),

                (B) the purchase by and sale to TELEMATICA of an aggregate of One Million Seventy-Five Thousand Two Hundred Sixty-Eight (1,075,268) Series D Shares for a purchase price per share of Nine and 30/100ths United States Dollars (US$9.30), being an aggregate purchase price of Ten Million United States Dollars (US$10,000,000),

                (C) the purchase by and sale to Priu, of an aggregate of
                    One Hundred Eighty-Two Thousand Seven Hundred Ninety-Five (182,795) Series D Shares for a purchase price per share of Nine and 30/100ths United States Dollars (US$9.30), being an aggregate purchase price of One Million Seven Hundred Thousand United States Dollars (US$1,700,000),

                (D) the purchase by and sale to Ostry of an aggregate of
                    One Hundred Thirty-Nine Thousand Seven Hundred Eighty-Four (139,784) Series D Shares for a purchase price per share of Nine and 30/100ths United States Dollars (US$9.30), being an aggregate purchase price of One Million Three Hundred Thousand United States Dollars (US$1,300,000);

                (E) the purchase by and sale to Glacier of an aggregate of
                    Eighty-Six Thousand Twenty-One (86,021) Series D Shares for a purchase price per share of Nine and 30/100ths United States Dollars (US$9.30), being an aggregate purchase price of Eight Hundred Thousand United States Dollars (US$800,000),

                (F) the purchase by and sale to MCM III of an aggregate of
                    Eighty-Four Thousand Five Hundred (84,500) Series D Shares for a purchase price per share of Nine and 30/100ths United States Dollars (US$9.30), being an aggregate purchase price of Seven Hundred Eighty-Five Thousand Eight Hundred Fifty United States Dollars (US$785,850),

          (ii) the grant to each Investor of one or more internal rate of return warrants in the form of Exhibit B-1 to this Agreement (each an "IRR Warrant" and, collectively, the "IRR Warrants"), providing for the issuance by the Company of up to Three Hundred Ninety-Six Thousand Five Hundred Fourty-Four (396,544) shares in the aggregate of Common Stock, which number corresponds to approximately 15% of the number of the Series D Shares to be acquired by the Investors under Section 2(a)(i), such grants to occur under the terms and conditions set forth therein:

                (A) grants to TCW of up to One Hundred Sixty-One Thousand
                    Two Hundred Ninety (161,290) shares of Common Stock,

                (B) a grant to TELEMATICA of up to One Hundred Sixty-One
                    Thousand Two Hundred Ninety (161,290) shares of Common
                    Stock,

                (C) a grant to Priu of up to Twenty-Seven Thousand Four
                    Hundred Nineteen (27,419) shares of Common Stock,

                (D) a grant to Ostry of up to Twenty Thousand Nine Hundred
                    Sixty-Seven (20,967) shares of Common Stock,

                (E) a grant to Glacier of up to Twelve Thousand Nine
                    Hundred Three (12,903) shares of Common Stock, and

                (F) a grant to MCM III of up to Twelve Thousand Six Hundred
                    Seventy-Five (12,675) shares of Common Stock;

          (iii) the grant to each Investor of one or more performance warrants in the form of Exhibit B-2 to this Agreement (each a "Performance Warrant" and, collectively, the "Performance Warrants"), providing for the issuance by the Company of up to Three Hundred Ninety-Six Thousand Five Hundred Fourty-Four (396,544) shares of Common Stock, which number corresponds to approximately 15% of the number of the Series D Shares to be acquired by the Investors under
                Section 2(a)(i), such grants to occur under the terms and conditions set forth therein:

                (A) a grant to TCW of up to One Hundred Sixty-One Thousand
                    Two Hundred Ninety (161,290) shares of Common Stock,

                (B) a grant to TELEMATICA of up to One Hundred Sixty-One
                    Thousand Two Hundred Ninety (161,290) shares of Common
                    Stock,

                (C) a grant to Priu of up to Twenty-Seven Thousand Four
                    Hundred Nineteen (27,419) shares of Common Stock,

                (D) a grant to Ostry of up to Twenty Thousand Nine Hundred
                    Sixty-Seven (20,967) shares of Common Stock,

                (E) a grant to Glacier of up to Twelve Thousand Nine
                    Hundred Three (12,903) shares of Common Stock, and

                (F) a grant to MCM III of up to Twelve Thousand Six Hundred
                    Seventy-Five (12,675) shares of Common Stock;

          (iv) the grant to each Investor of a financing warrant in the form of Exhibit B-3 to this Agreement (each a "Financing Warrant" and, collectively, the "Financing Warrants"), providing for the issuance by the Company of such number of Series D Shares as shall be determined pursuant to the terms and conditions provided therein;

          (v) the execution and delivery, at the Closing, of a Registration Rights Agreement among the Investors and the Company in the form of Exhibit C to this Agreement (the "Registration Rights Agreement") for the purpose of setting out the rights of the Investors to require or join in the registration of their Common Stock under U.S. Securities Laws; and

          (vi) the execution and delivery, at the Closing, of a Shareholder Joinder Agreement among the Investors and the Company in the form of Exhibit D to this Agreement (the "Shareholder Joinder Agreement") for the purpose of setting forth certain restrictions on the Investors to the transfer of the equity securities in the Company acquired pursuant to the terms of this Agreement.

      (b) The Closing. Subject to the satisfaction or waiver by the appropriate Party or Parties of the conditions set out in Section 6, the Closing shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom in New York, New York.

      (c) Deliveries at the Closing. At the Closing, the Parties will deliver or cause to be delivered the following agreements and instruments, subject to the satisfaction or waiver by the appropriate Party or Parties of the conditions set out in Sections 6(a) and 6(b):

          (i) each of TCW, TELEMATICA, Priu, Ostry, Glacier and MCM III will deliver or cause to be delivered the following:

                (A) to the Company, such Investor's Individual Stock
                    Purchase Agreement, duly executed and delivered by it, together with

                    (1) in the case of TCW, Ten Million United States
                        Dollars (US$10,000,000) in cash or other immediately available funds,

                    (2) in the case of TELEMATICA, Ten Million United
                        States Dollars (US$10,000,000), Five Million United States Dollars (US$5,000,000) in cash or other immediately available funds and Five Million United States Dollars (US$5,000,000) through the delivery of a duly executed promissory note in the form of Exhibit D-1 hereto (the " TELEMATICA Note"),

                    (3) in the case of Priu, One Million Seven Hundred
                        Thousand United States Dollars (US$1,700,000) in cash or other immediately available funds,

                    (4) in the case of Ostry, One Million Three Hundred
                        Thousand United States Dollars (US$1,300,000) in cash or other immediately available funds,

                    (5) in the case of Glacier, Eight Hundred Thousand
                        United States Dollars (US$800,000) in cash or other immediately available funds,

                    (6) in the case of MCM III, Seven Hundred and
                        Eighty-Five Thousand Eight Hundred Fifty United States Dollars (US$785,850) in cash or other available funds. MCM III hereby agrees that, if a bank check is used, the Company may, at its election, not issue any Series D Shares to MCM III until the Company receives good funds therefor;

                (B) to the Company and each of the other parties thereto,
                    the Registration Rights Agreement, duly executed and delivered by such Investor;

                (C) to the Company and each of the other parties thereto,
                    the Shareholder Joinder Agreement, duly executed and delivered by such Investor; and

                (D) in the case of TELEMATICA, a security and pledge
                    agreement, duly executed by TELEMATICA, in the form of Exhibit D-2 hereto (the "Security Agreement"), relating to the pledge by TELEMATICA of a security interest in and lien upon the Securities described in Sections 2(c)(ii)(A)(2), 2(c)(ii)(B)(2) and 2(c)(ii)(C)(2) as
                    being subject thereto;

          (ii) the Company will deliver or cause to be delivered the following:

                (A) to each of the Investors, its corresponding Individual
                    Stock Purchase Agreement, duly executed and delivered by the Company, together with certificates representing Series D Shares as follows:

                    (1) to TCW, One Million Seventy-Five Thousand Two
                        Hundred Sixty-Eight (1,075,268) Series D Shares,

                    (2) to TELEMATICA, One Million Seventy-Five Thousand
                        Two Hundred Sixty-Eight (1,075,268) Series D Shares (represented by two certificates for Five Hundred Thirty-Seven Thousand Six Hundred Thirty-Four (537,634) Series D Shares each, one such certificate to be pledged to the Company pursuant to the terms of the Security Agreement),

                    (3) to Priu, One Hundred Eighty-Two Thousand Seven
                        Hundred Ninety-Five (182,795) Series D Shares,

                    (4) to Ostry, One Hundred Thirty-Nine Thousand Seven
                        Hundred Eighty-Four (139,784) Series D Shares,

                    (5) Glacier, Eighty-Six Thousand Twenty-One (86,021)
                        Series D Shares, and

                    (6) to MCM III, Eighty-Four Thousand Five Hundred
                        (84,500) Series D Shares;

                (B) to each of the Investors, IRR Warrants, duly executed
                    and delivered by the Company with respect to the following number of shares of Common Stock:

                    (1) as to TCW, up to One Hundred Sixty-One Thousand Two
                        Hundred Ninety (161,290) shares of Common Stock,

                    (2) as to TELEMATICA, up to One Hundred Sixty-One
                        Thousand Two Hundred Ninety (161,290) shares of Common Stock (represented by two IRR Warrants, each for up to Eighty Thousand Six Hundred Forty-Five (80,645) shares of Common Stock, one such IRR Warrant to be pledged to the Company pursuant to the terms of the Security Agreement),

                    (3) as to Priu, up to Twenty-Seven Thousand Four
                        Hundred Nineteen (27,419) shares of Common Stock,

                    (4) as to Ostry, up to Twenty Thousand Nine Hundred
                        Sixty-Seven (20,967) shares of Common Stock,

                    (5) as to Glacier, up to Twelve Thousand Nine Hundred
                        Three (12,903) shares of Common Stock, and

                    (6) as to MCM III, up to Twelve Thousand Six Hundred
                        Seventy-Five (12,675) shares of Common Stock
                        (provided, however, that the Company may, at its election, delay delivery to MCM III of such IRR Warrant until such time as the Company receives good funds for the amounts delivered by MCM III pursuant to Section 2(a)(i)E);

                (C) to each of the Investors, Performance Warrants, duly
                    executed and delivered by the Company with respect to the following number of shares of Common Stock:

                    (1) as to TCW, One Hundred Sixty-One Thousand Two
                        Hundred Ninety (161,290) shares of Common Stock,

                    (2) as to TELEMATICA, One Hundred Sixty-One Thousand
                        Two Hundred Ninety (161,290) shares of Common Stock (represented by two Performance Warrants, each for up to Eighty Thousand Six Hundred Forty-Five (80,645) shares of Common Stock, one such Performance Warrrant to be pledged to the Company pursuant to the terms of the Security Agreement),

                    (3) as to Priu Twenty-Seven Thousand Four Hundred
                        Nineteen (27,419) shares of Common Stock,

                    (4) as to Ostry, Twenty Thousand Nine Hundred
                        Sixty-Seven (20,967) shares of Common Stock,

                    (5) as to Glacier, Twelve Thousand Nine Hundred Three
                        (12,903) shares of Common Stock, and

                    (6) as to MCM III, Twelve Thousand Six Hundred
                        Seventy-Five (12,675) shares of Common Stock
                        (provided, however, that the Company may, at its election, delay delivery to MCM III of such Performance Warrant until such time as the Company receives good funds for the amounts delivered by MCM III pursuant to Section 2(a)(i)F;

                (D) to each of the Investors, a Financing Warrant, duly
                    executed and delivered by the Company pursuant to the terms and conditions provided therein (provided, however, that the Company may, at it's election, delay delivery to MCM III of such Financing Warrant until such time as the Company receives good funds for the amounts delivered by MCM III pursuant to Section 2(a)(i)(F));

                (E) to the Investors, the Registration Rights Agreement,
                    duly executed and delivered by the Company;

                (F) to the Investors, the Shareholder Joinder Agreement,
                    duly executed and delivered by the Company;

                (G) to the Investors, legal opinions of counsel in the form of Exhibit E, addressed to all Investors and dated the Closing Date; and

                (H) to TELEMATICA, the Security Agreement, duly executed
                    and delivered by the Company;

      (d) The Option. The Parties hereby agree that MCM III shall have an option (the "Option") to acquire, during the ten (10) Business Days following the Closing, up to an additional Four Hundred Fifty-Three Thousand One Hundred and Thirty-Four (453,134) Series D Shares, for the same price per Series D Share and under the same conditions established under this Agreement, including but not limited to the provisions of this Section 2 relating to the IRR Warrant, Performance Warrant and Financing Warrant. MCM III shall have the right, but not the obligation, to exercise the Option in whole or in part, on one or more occasions during the term of the Option, by delivering written notice to the Company designating the number of Series D Shares it elects to purchase at least two (2) Business Days prior to the closing date for such exercise (the "Subsequent Closing"). Upon receipt by the Company of the consideration by wire transfer or other immediately available funds for the Series D Shares so exercised at the Subsequent Closing, the Company shall deliver to MCM III a certificate or certificates representing such Series D Shares, together with IRR Warrant(s) for up to Sixty-Seven Thousand Nine Hundred Seventy (67,970) shares of Common Stock, Financing Warrant(s) and a Performance Warrant for up to Sixty-Seven Thousand Nine Hundred Seventy (67,970) shares of Common Stock, which final amounts shall be subject to the aggregate amount of Class D Shares acquired by MCM III at the Subsequent Closing pursuant to this Section 2(d).

          Upon their issuance, the Series D Shares purchased pursuant to the Option and the Securities issued under all of the IRR Warrants, the Financing Warrants and the Performance Warrants shall be immediately subject to the terms and conditions of the Registration Rights Agreement and the Shareholder Joinder Agreement. The representations and warranties of MCM III hereunder will be true, correct and complete in all material respects as of the Subsequent Closing.

3. Representations and Warranties of Investors. Each Investor, as to itself, represents and warrants to the Company and to each other Investor, with the understanding that the Company and each other Investor is being induced into entering into this Agreement and the other Transaction Documents in reliance on such representations and warranties, that the statements contained in this Section 3, with respect to such Investor only, are true, correct and complete in all material respects as of the date of this Agreement and will be true, correct and complete in all material respects as of the Closing Date. Each such representation and warranty shall survive the Closing and shall continue in force for a period of 24 months from the Closing Date.

      (a) Organization of the Investors. If the Investor is other than an individual, it is duly organized, validly existing, and in good standing under the laws of the place of its organization.

      (b) Authorization of Transaction. He or it has full power and authority to execute and deliver this Agreement and each Transaction Document to which he or it is a party and to perform his or its obligations hereunder and thereunder, and as of the Closing Date, this Agreement and each such Transaction Document delivered at the Closing shall have been duly authorized and executed by him or it and shall constitute his or its valid and legally binding obligation, enforceable under Applicable Law in accordance with its terms, except as may be limited by bankruptcy, reorganization, moratorium, fraudulent conveyance and insolvency laws and by other laws affecting the rights of creditors generally and except as may be limited by the availability of equitable remedies. There is no requirement of Applicable Law that any notice be given, nor any filing, authorization, consent, or approval of any governmental authority be obtained in order that he or it may execute, deliver and consummate the transactions contemplated by this Agreement and each other Transaction Document to which he or it is a party.

      (c) Noncontravention. Neither the execution nor the delivery by him or it of this Agreement or of any other Transaction Document to which he or it is or becomes a party, nor the performance of his or its obligations hereunder or thereunder will (i) violate any Applicable Law to which he or it is subject or, in the case of an Investor not an individual, any provision of its charter or other organizational documents or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material contract to which he or it is a party or by which he or it or any of his or its property may be bound.

      (d) Brokers' Fees. Except as set forth in the Disclosure Letter, he or it has not incurred any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated hereunder or under any other Transaction Document to which he or it is or becomes a party for which any other Party could become liable.

      (e) Investment Intent. He or it understands that the Series D Shares, the IRR Warrant, the Performance Warrant and the Financing Warrant (collectively sometimes referred to as the "Securities") have not been registered under the United States Securities Act of 1933, as amended (the "Securities Act"). He or it is acquiring the Securities without a view to or for sale in connection with any distribution thereof inside the United States within the meaning of Regulation S under the Securities Act or other exemptions from the registration requirements of the Securities Act. He or it understands that the Securities will constitute "restricted securities" under the Securities Act, and may not be resold without registration under, or the availability of an exemption from, the registration requirements of the Securities Act and similar state laws. He or it is familiar with Securities and Exchange Commission Regulation S and Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

      (f) Restrictive Legend. He or it understands that the certificate or certificates evidencing his or its Series D Shares may bear legends in substantially the following form:

               THE CORPORATION IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF THIS CERTIFICATE UPON REQUEST THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF THE CORPORATION'S STOCK OR SERIES THEREOF AND THE
               QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE IN THE UNITED STATES IN VIOLATION OF THE SECURITIES ACT AND MAY NOT BE SOLD, MORTGAGED, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OR THE DELIVERY TO THE CORPORATION OF AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.

               THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A SHAREHOLDER JOINDER AGREEMENT DATED AS OF FEBRUARY 7, 2001 BY AND BETWEEN THE SHAREHOLDER, THE CORPORATION AND CERTAIN OTHER HOLDERS OF PREFERRED STOCK OF THE CORPORATION WHICH PROVIDES RESTRICTIONS ON THE TRANSFERABILITY OF THE SHARES REPRESENTED BY THIS CERTIFICATE. BY ACCEPTING ANY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE, THE PERSON ACCEPTING SUCH INTEREST SHALL BE BOUND BY ALL THE PROVISIONS OF SAID SHAREHOLDER JOINDER AGREEMENT. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

               He or it understands the certificates or agreements representing the Securities other than the Series D Shares may bear legends in substantially the form of the second paragraph set forth above.

      (g) Accredited Investor. He or it is an "accredited investor," as that term is defined in Regulation D promulgated under the Securities Act, can bear the risk of his or its investment in the Securities that he or it proposes to acquire, and has such knowledge and experience in financial and/or business matters that he or it is capable of evaluating the merits and risks of an investment in such Securities.

      (h) HSR Warranty. Each Investor represents that the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, does not require him or it to file any premerger notification and report form with the Federal Trade Commission and the Antitrust Division of the Department of Justice.

4. Representations and Warranties of the Company Concerning the Company and its Subsidiaries. The Company represents and warrants to each Investor, with the understanding that each of them is being induced to enter into this Agreement and the other Transaction Documents to which such Investor is a party in reliance on such representations and warranties, that the statements contained in this Section 4 are true, correct and complete in all material respects as of the date of this Agreement and will be true, correct and complete in all material respects as of the Closing Date except, in the case of each such representation, as set forth in the Disclosure Letter. Each such representation and warranty shall survive the Closing and shall continue in force and effect for a period of 24 months from the Closing Date, except that (i) the representations and warranties set out in clause (j) below with respect to claims or lawsuits shall not expire, (ii) the representations and warranties set out in clause (i) below with respect to environmental claims shall continue in force and effect for a period of 60 months from the Closing Date, (iii) the representations and warranties set out in clauses (c), (h) and (o) below shall continue in force and effect through the expiration of the statute of limitations for claims related thereto, and (iv) the representations and warranties set out in clause (g) below with respect to Taxes shall continue in full force and effect until the six months anniversary after the expiration of the applicable Tax statute of limitations (as the same may be extended).

      (a) Organization, Qualification and Corporate Power. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the place of its organization, and each of the Company and the Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required and the failure to so qualify would have a material adverse effect on the Telecommunications Business, and has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as contemplated to be conducted in the Business Plan. The articles of incorporation, bylaws and any other organizational documents of the Company and its Subsidiaries that the Company previously delivered to each Investor were true, correct and complete as of the date of delivery, and are true, correct and complete as of the date hereof, and will be true, correct and complete as of the Closing Date.

      (b) Authorization of Transaction. The Company has full power and authority to execute and deliver this Agreement and each Transaction Document to which it is a party and to perform its obligations hereunder and thereunder, and, as of the Closing Date, this Agreement and each such Transaction Document shall have been duly authorized and executed by the Company and constitute its valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by bankruptcy, reorganization, moratorium, fraudulent conveyance and insolvency law and by other laws affecting the rights of creditors generally and except as may be limited by the availability of equitable remedies. There is no requirement of Applicable Law that any notice be given, nor any filing, authorization, consent, or approval of any governmental authority be obtained by the Company or its Subsidiaries in order that the Company may execute, deliver and consummate the transactions contemplated by this Agreement and each other Transaction Document to which it is a party.

      (c) Capitalization. All of the authorized and outstanding shares of the capital stock of the Company and each Subsidiary and the ownership thereof are described in the Disclosure Letter. All of the issued and outstanding shares of stock of the Company and of each of the Subsidiaries have been duly authorized, are validly issued, fully paid, and are non-assessable, are owned by the Company (with respect to the stock of the Subsidiaries), and the holders thereof (with respect to the stock of the Company). Except as set forth in the Disclosure Schedule and other than the IRR Warrants, the Performance Warrants and the Financing Warrants, there are no outstanding or authorized options, warrants, purchase rights, preemptive rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company or any of the Subsidiaries to issue, sell, or otherwise cause to become outstanding any additional or other capital stock. Neither the Company nor any Subsidiary is under any obligation (contingent or otherwise) to repurchase or otherwise acquire, redeem or retire any of its equity interests or any warrants, options or other rights to acquire its equity interests. Neither the Company nor any of its Subsidiaries is a party or subject to any agreement or understanding, and, to the best of their Knowledge, there is no agreement or understanding between any Persons that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of the Company or any of its Subsidiaries. The Series D Shares, the IRR Warrants, the Performance Warrants, the Financing Warrants and the Common Stock and Series D Shares to be issued upon the exercise of those Securities, when issued, sold and delivered by the Company in accordance with the terms of the Individual Stock Purchase Agreements, the IRR Warrants, the Performance Warrants and the Financing Warrants, as appropriate, will be duly authorized and validly issued, fully paid and non-assessable shares of the capital stock of the Company and will not be issued in violation of any preemptive rights. Upon issuance, sale or delivery, each Investor will receive good and marketable title to the Securities, free and clear of all claims and Liens, other than those arising under the Transactions Documents.

      (d) Noncontravention. Neither the execution and delivery of this Agreement or any Transaction Document to which the Company is a party, nor the performance of its obligations hereunder or thereunder, will (i) violate any Applicable Law to which the Company or any of its Subsidiaries is subject or any provision of the charter or organizational document of the Company or any of its Subsidiaries or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any Material Contract to which it is a party or by which it or any of its property may be bound, or (iii) with respect to the approval by the directors of the Company of the transactions contemplated by the Transaction Documents to which it is a party, constitute a violation by any such director of any fiduciary duty that it owes to the Company, as a consequence of which the Company or any of its Subsidiaries is obligated to indemnify such director, (iv) give rise to any claims against the Company or the Subsidiaries, or (v) result in the creation of any Lien on the Securities (other than as created by the Transaction Documents) or any assets of the Company or its Subsidiaries.

      (e) Intellectual Property; Permits and Licenses.

          (i)   Intellectual Property.

                (A) The Disclosure Letter describes or identifies all
                    Intellectual Property, owned by the Company or any of its Subsidiaries and includes: a complete and accurate list of all U.S. and foreign (i) patents and patent applications; (ii) trademark and servicemark registrations (including internet domain registrations), trademark and servicemark applications, and material unregistered servicemarks and trademarks; and (iii) copyright registrations, copyright applications, and material unregistered copyrights. As used herein, the term "Intellectual Property" means all trademarks, service marks, trade names, internet domain names, designs, logos, slogans and general intangibles of like nature, together with goodwill, registrations and affiliations relating to the foregoing, registered and unregistered patents; copyrights (including registrations and applications of any of the foregoing); Software (as defined below); confidential information, technology, know-how, inventions, processes, formulae, algorithms, models and methodologies (collectively "Trade Secrets") in each case used in the Telecommunications Business as conducted or contemplated to be conducted, and any licenses to use any of the foregoing; "Software" means any and all (i) computer programs, including any and all software implementation of algorithms, models and methodologies, whether in source code or object code,
                    (ii) databases and computations, including any and all data and collections of data, (iii) all documentation, including user manuals and training materials, relating to any of the foregoing, and (iv) the content and information contained in any web site.

                (B) The Disclosure Letter lists all material Software,
                    other than off-the-shelf or commercially available software purchased for less than One Hundred Thousand United States Dollars (US$100,000), which is owned, licensed, leased, or otherwise used by the Company or any of its Subsidiaries, and identifies which Software is owned, licensed, leased, or otherwise used, as the case may be.

                (C) The Disclosure Letter sets forth a complete and
                    accurate list of all agreements granting or obtaining any right to use or practice any rights under any Intellectual Property other than off-the-shelf or commercially available software described in paragraph
                    (B) above, to which the Company or any of its Subsidiaries is a party or otherwise bound, as licensee or licensor thereunder, including license agreements, settlement agreements, and covenants not to sue (collectively, the "IP License Agreements").

                (D) The Company or its Subsidiaries own or have the right
                    to use all Intellectual Property, free and clear of all Liens, claims, charges, encumbrances or security interests.

                (E) Any Intellectual Property owned or, to the Knowledge of the Company or any Subsidiary, used by the Company or its Subsidiaries is valid and subsisting in full force and effect and has not been cancelled, expired or abandoned.

                (F) To the Knowledge of the Company or any Subsidiary, the
                    Telecommunications Business as currently conducted and as contemplated to be conducted does not infringe on any Intellectual Property of any third party.

                (G) The consummation of the transactions contemplated
                    hereby by the Company and its Subsidiaries will not result in the loss or impairment of the Company or any of its Subsidiaries' rights to own or use any of the Intellectual Property, nor will it require the consent of any third party, including any Governmental Authority, in respect of any Intellectual Property.

                (H) The IP License Agreements are valid and binding
                    obligations of all parties thereto, enforceable in accordance with their terms, and to the Knowledge of the Company, there exists no event or condition which will result in a violation or breach of, or constitute a default by any party under any such IP License Agreement.

                (I) The Company and each of its Subsidiaries take measures consistent with reasonable commercial practices to protect the confidentiality of Trade Secrets, including requiring its key employees and other key parties having access thereto to execute written non-disclosure agreements. To the Knowledge of the Company, no Trade Secret has been disclosed and the Company has not authorized the disclosure to any third party other than pursuant to a non-disclosure agreement in favor of the Company and the applicable Subsidiary with respect to such Trade Secrets.

                (J) To the Knowledge of the Company or any Subsidiary, no
                    third party is misappropriating, infringing, diluting or violating any Intellectual Property owned by the Company or any of its Subsidiaries, the misappropriation, infringement, dilution or violation of which would have a material adverse effect on the Company's operation or its Subsidiaries, either individually or in the aggregate.

          (ii) Permits and Licenses. The Company or its Subsidiaries own and possess all licenses, permits, concessions and other authorizations required by law in connection with carrying out the Telecommunications Business as conducted as of the Closing Date, and except as set forth in the Disclosure Letter, to develop and comply with the Business Plan through the fiscal year 2001, and all of such licenses, permits, concessions and other authorizations are in full force and effect, and no violations are or have been recorded in respect thereof, nor is any proceeding pending which threatens to suspend, revoke or limit any such license, permit, concession or other authorizations, and no such licenses, permits, concessions or authorizations will be adversely affected by this Participation Agreement or by the Transaction Documents. The Company has no Knowledge of any circumstance, event or set of facts that constitute (or, with the passage of time or the giving of notice, or both, would constitute) a violation of or a breach or default under any such license, permit, concession or authorization. The Disclosure Letter includes a list, arranged by country, of all such licenses, permits, concessions and other authorizations.

      (f) Financial Statements; Financial Condition. Attached hereto as Exhibit F are the Company's audited consolidated and consolidating financial statements (including related statements of income, changes in shareholders' equity and cash flow) for tthe year ended December 31, 1999 and its unaudited consolidated and consolidating financial statements for the nine months ended September 30, 2000 (together, the "Financial Statements"). The Financial Statements have been prepared in accordance with United States GAAP (except in certain instances for the absence of footnotes, and with respect to the unaudited portions of the Financial Statements, except for normal year end audit adjustments consistent with prior Company practice), present fairly the financial condition of the Company as of the dates set forth therein and the results of operations for such periods, and are correct and complete in all material respects.

          Since September 30, 2000, neither the Company nor any of its Subsidiaries has done any of the following or permitted any of the following to occur: (i) suffered any material adverse change in its assets or liabilities, business, financial condition, results of operations or prospects; (ii) incurred any material liabilities (other than liabilities disclosed in the Financial Statements and Disclosure Letter, adequately provided for in the Financial Statements or disclosed in any related notes thereto, incurred in connection with this Agreement or the other documents described herein, or incurred in the ordinary course of business consistent with past practices without the occurrence of a material adverse consequence); (iii) altered its assumptions underlying or methods of calculating, any bad debt, contingency or other reserves; (iv) entered into any settlement to avoid or terminate a judicial dispute; (v) written down the value of any material inventory, notes or accounts receivable; (vi) canceled any material debts or waived any material rights; (vii) sold, transferred, or otherwise disposed of any of its material properties or rights, or breached or permitted the breach (or suffered to occur any event which with the passage of time or the giving of notice would constitute a breach) of any contract material to the Telecommunications Business as presently being conducted; (viii) granted any material increase in the compensation or benefits of officers or employees; (ix) made any material capital expenditure or commitment for additions to property, plant, equipment or intangible capital assets; (x) declared any dividend in respect of shares of the Company or any of its Subsidiaries; (xi) made any change in any method of accounting or accounting practice; or (xii) entered into any agreement with any shareholder of the Company or of any Subsidiary or any affiliate of such shareholder or agreed to take any action described in this paragraph. Since December 31, 1999, the Company has not, directly or indirectly, declared, paid or set aside for payment any dividend or any other transactions similar to a dividend involving a distribution on any of its securities of any class, or, directly or indirectly, redeemed, purchased or otherwise acquired any of its shares or securities or agreed to do any of the foregoing.

      (g) Taxes. The Company and each Subsidiary has (i) duly filed all Tax reports and returns required to be filed by any of them in accordance with Applicable Law and all such reports and returns are true, complete and accurate in all material respects and (ii) duly paid all Taxes and other charges due by it to federal, state, local or foreign taxing authorities including, without limitation, those due in respect of the properties, income, licenses, sales or payrolls of any of them; the reserves for Taxes reflected in the Financial Statements are adequate in conformity with United States GAAP; there are no Tax Liens upon any property or rights of the Company or any of its Subsidiaries; there are no material liabilities (other than as is set forth in the Financial Statements) for Taxes and there are no waivers, extensions or claims or, to the Knowledge of the Company, audits or investigations pending with regard to the Company's or its Subsidiaries' Tax liabilities. Neither the Company nor any Subsidiary has been subject to any Tax audit or has been notified by any Governmental Authority that it may be subject to any Tax audit.

      (h) Employees and Labor Contracts. There are no labor or employment proceedings against the Company or any of its Subsidiaries pending in any labor court or other body or authority and no unsatisfied labor judgments against any of them, and each is in compliance with all material applicable laws regarding hiring, employment and employment termination practices, including, without limitation, laws, regulations, and judicial and administrative decisions relating to wages, hours, conditions of work, conditions of employment (including applicable discrimination statutes, laws and regulations) collective bargaining, health and safety, payment of social security, payroll, withholding and other taxes, workers' compensation, and insurance requirements. Neither the Company nor any Subsidiary is a party to or bound by any employment contract, deferred compensation agreement, bonus plan, consulting agreement, incentive plan, profit sharing plan, retirement agreement or other employee compensation agreement, except as set forth on the Disclosure Letter. The Company has entered into written employment contracts with the persons set forth in the Disclosure Letter and has previously provided the Investors copies of those employment agreements, all of which are valid and binding and are in full force and effect. The transactions contemplated by this Agreement shall not entitle any employee of the Company or any of its Subsidiaries to any severance, termination, indemnity and payments in lieu of notice or similar related payments.

      (i) Environmental Laws and Regulations. To the Knowledge of the Company, the business of the Company and each of the Subsidiaries is and has been conducted in compliance with all Environmental Laws. To the Knowledge of the Company, the operations of, and the buildings and property owned, leased or used by, the Company and each of the Subsidiaries comply with all such Environmental Laws. To the Knowledge of the Company, there is no existing practice, action or activity of the Company or any Subsidiary and no existing condition relating to any of the properties or assets owned or used by the Company or any Subsidiary which might require clean up or remediation or give rise to any civil or criminal liability under, or violate or prevent compliance with, any such Environmental Laws or any health or occupational safety or other applicable statute, regulation, ordinance or decree. Neither the Company nor any Subsidiary has received any notice from any governmental authority revoking, canceling, materially modifying or refusing to renew any permit, license or authorization or providing written notice of violations under any such Environmental Laws.

      (j) Litigation. There is no suit, claim, action, proceeding or investigation pending or, to the Knowledge of the Company, threatened (or any basis therefor known to the Company) which, either in any case or in the aggregate, might result in a material adverse change or in any impairment of the right or ability of the Company or any Subsidiary to carry on their respective businesses as now conducted or as proposed to be conducted or in any liability on the part of the Company or any Subsidiary, either individually or taken as a whole, and none which questions the validity of this Agreement or any Transaction Document or any action taken or to be taken in connection herewith. Neither the Company nor any of the Subsidiaries is a party or subject to the provisions of any order, injunction, judgment or decree of any court or government agency or instrumentality (other than government decrees of general applicability) which might adversely affect their respective businesses; and there is no action, suit, proceeding or investigation by the Company or any Subsidiary currently pending or which the Company or any Subsidiary intends to initiate which may reasonably be expected to materially adversely affect their respective businesses.

      (k) Bankruptcy. Neither the Company nor any Subsidiary has filed any voluntary petitions admitting its bankruptcy or requesting a reorganization, nor have any petitions alleging insolvency been filed against the Company or any Subsidiary, nor have any of them been judicially declared to be bankrupt or insolvent, nor is any of them insolvent or in the state of being liquidated or dissolved.

      (l) Ordinary Course. Since the date of the Financial Statements, the Company and each Subsidiary has carried on its business in the ordinary course in substantially the same manner as reflected in the Reports, following operations and investment policies consistent with past practices, and will continue to do so until the Closing.

      (m) Brokers. Except as set forth in the Disclosure Letter, neither the Company nor any of its Subsidiaries will be liable directly or indirectly to pay any brokerage fee, commission, finder's fee or financial advisory or similar fee by reason of the transactions contemplated by any Transaction Document to any person claiming such compensation by reason of any agreement or relationship with the Company or any of its shareholders or any affiliate thereof or with any Subsidiary or any of its shareholders or any affiliate thereof.

      (n) Contracts. Except for those agreements listed in the Disclosure Letter, true, correct and complete copies of which have been delivered to each Investor who requests a copy thereof, none of the Company or any Subsidiary is a party to (i) any agreement, arrangement, understanding or contract, whether formal or informal, written or oral, requiring payment of an amount in excess of One Hundred Thousand United States Dollars (US$100,000) per annum (or its equivalent in other currencies), (ii) any license, distribution, confidentiality or similar agreements,
          (iii) any employment or consulting agreements requiring a payment of an amount in excess of One Hundred Thousand United States Dollars (US$100,000) per annum (or its equivalent in other currencies), (iv) any collective bargaining, severance or similar agreements or other agreements with labor unions, (v) any agreements with suppliers or customers not in the ordinary course of business, or (vi) any agreement not in the ordinary course of business or not made at arm's length or which would otherwise be material in any respect to any aspect of the Company's or any Subsidiary's business or operations. All agreements, arrangements, understandings and contracts listed in the Disclosure Letter are valid and binding obligations, in full force and effect in all respects and are being performed by the Company or its Subsidiary, as appropriate, and, to the Knowledge of the Company by all other parties thereto, in accordance with their terms in all material respects.

      (o) Compliance with Laws. The Company and the Subsidiaries have operated and are operating their business in compliance in all material respects with all Applicable Laws, and neither the Company nor any Subsidiary is in violation of, or in default under, any term of its organizational documents or of any judgment, decree, writ, statute, governmental rule or regulation applicable to the Company or any of its Subsidiaries or to which they or any of them is bound, except to the extent that such violations or defaults would not (i) affect the validity or enforceability of any Transaction Document, (ii) impair the ability of the Company to perform any material obligation which the Company has under any Transaction Document, or (iii) have any material adverse effect in its assets, liabilities, business, financial condition, result of operations or prospects.

      (p) Business Plan. The Business Plan was prepared by the Company in good faith, and is based on assumptions, projections, expressions of opinion and estimates for which the Company believes there was a reasonable basis in light of existing market conditions, political and economic conditions, technology, demographics, competition and regulatory environment.

      (q) Complete Statements. No representation or warranty of the Company in this Agreement contains any untrue statement of a material fact, and the representations and warranties of the Company (together with the Disclosure Letter and the Reports), taken as a whole, do not omit any statement necessary in order to make any material statements or descriptions contained herein or therein in light of the circumstances in which they were made, not misleading or incomplete.

      (r) Reports. The Company has made all filings required of it under the Securities Act and the Securities Exchange Act of 1934, as amended. The Company has made available to each requesting Investor each such report prepared by it since December 31, 1998, including its Annual Reports on Form 10-KSB for the years ended December 31, 1998 and 1999 in the form (including exhibits, annexes and any amendments thereto) filed with the Securities and Exchange Commission (the "SEC"), (collectively, but not including any such reports filed subsequent to the date hereof, its "Reports"). As of their respective dates, the Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading and no statement of material fact that was true and not misleading as of the date of the Report in which it was made is untrue or misleading as of the date hereof in light of events or changes in circumstances occurring since the date of the Report which are not otherwise disclosed in the Reports or the Disclosure Letter. Each of the consolidated balance sheets included in or incorporated by reference into the Reports (including the related notes and schedules) fairly presents the consolidated financial position of the Company and its Subsidiaries as of its date and each of the consolidated statements of income and of cash flows included in or incorporated by reference into its Reports (including any related notes and schedules) fairly presents in material respects the consolidated results of operations, retained earnings and cash flows, as the case may be, of it and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with United States GAAP consistently applied during the periods involved, except as may be noted therein.

      (s) Related Party Transactions. No officer, director, or stockholder of the Company and its Subsidiaries or any affiliate thereof, or any member of their immediate families is directly or indirectly interested in any contract, agreement, arrangement or transaction with the Company or any Subsidiary.

      (t) Foreign Corrupt Practices Act. None of the Company nor any of the Subsidiaries or any of their respective officers, employees, directors, representatives or agents acting in such a capacity at the direction of the Company or any of the Subsidiaries, has taken any action in violation of any anti-bribery, anti-corruption or criminal laws of the United States, Guatemala, El Salvador, Venezuela, Costa Rica, Panama, Mexico or Argentina, including the Foreign Corrupt Practices Act of 1977 of the United States, as amended, and including, but not limited to, the making of improper payments, directly or indirectly, in the form of cash or otherwise, to officials of any governmental authority.

      (u) No Bank Regulation. Except as set forth in the Disclosure Letter, neither of the Company nor any Subsidiary is a bank subject to regulation as a bank or entered into agreements with any governmental authority charged with the supervision or regulation of banks or bank holding companies or engaged in the insurance of bank deposits.

      (v) Property; Assets.

          (i) The Disclosure Letter sets forth a complete and accurate list of (i) all of the real property owned by the Company or a Subsidiary (the "Owned Real Property") and (ii) all of the real property leased or subleased by the Company or a Subsidiary from a third party requiring a payment in excess of One Hundred Thousand United States Dollars (US$100,000) per year (the "Leased Real Property" and, together with the Owned Real Property, the "Real Property"). The Company or its Subsidiaries have (i) (A) good and marketable title to its interest in the applicable Owned Real Property and (B) a valid leasehold interest in the Leased Real Property as provided in the applicable lease agreements (the "Real Property Leases") and (ii) with respect to any other material property and assets, good and marketable title to its interest in such property and assets, in each case, free and clear of all Liens, except for (A) Liens, encumbrances, defects, exceptions, easements, rights of way, restrictions, covenants, claims or other similar charges listed or identified in the Disclosure Letter or Financial Statements with respect to the applicable Real Property and (B) Liens, encumbrances, defects, easements, rights of way, restrictions, covenants, claims or other similar charges, whether or not of record, which do not, individually or in the aggregate, materially impact the use or operation of the Real Property in connection with the Telecommunications Business consistent with the current use thereof.

          (ii) All of the Real Property, machinery, fixtures, vehicles, equipment and other personal property owned or leased by the Company or any Subsidiary is in satisfactory repair and operating condition, ordinary wear and tear accepted.

          (iii) With respect to the Leased Real Property, neither the Company nor any of its Subsidiaries has received a written notice of (i) any monetary default or other material default thereunder or (ii) non-compliance with any Applicable Laws.

          (iv) Neither the Company nor any Subsidiary has received any written notice from any Governmental Authority with respect to the Real Property of any violations of any Applicable Laws, which violation is not in the process of being cured or contested in good faith.

      (w) Employee Benefits. Except as set forth in the Disclosure Letter, neither the Company nor any Subsidiary has any employees in the United States. With respect to all of the employee benefit plans of the Company and its Subsidiaries (a) such plans are in material compliance with any Applicable Laws, including relevant Tax laws, and the requirements of any trust deed under which they are established; (b) all employer and employee contributions to each such plan required by law or by the terms of such plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; and (c) the fair market value of the assets of each funded plan, the liability of each insurer for any plan funded through insurance or the book reserve established for any plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such plan.

      (x) U.S. Employee Plans. No employee benefit plan, policy, arrangement or agreement is maintained for the benefit of any US employee of the Company (each, a "Plan"), no Plan is intended to be "qualified" within the meaning of Section 401(a) of the Internal Revenue Code, no Plan is subject to Title IV of Employee Retirement Income Security Act ("ERISA") and no liability under Title IV of ERISA has been incurred by the Company that has not been satisfied in full, and no condition exists that presents a material risk to the Company of incurring a material liability thereunder.

      (y) Insurance. The Company and each of the Subsidiaries is insured with respect to the matters set forth in the Disclosure Letter. All such insurance is in full force and effect, and neither the Company nor any of the Subsidiaries is in default thereunder and all claims thereunder have been correctly filed in a due and timely manner. A list of all insurance policies held by the Company and each of the Subsidiaries with coverage in excess of One Million United States Dollars (US$1,000,000) is set forth in the Disclosure Letter.

      (z) IFC Policies. The Parties acknowledge that the International Finance Corporation ("IFC") will be an indirect investor in the Company pursuant to TCW's purchase of the Securities hereunder and that, pursuant to the IFC's investment policies, the Company has agreed to make certain representations regarding its compliance with those polices. Accordingly, to the best of its Knowledge, neither the Company nor any Subsidiary is in violation of any of the policies set forth in Exhibit G (the "IFC Policies") and neither the Company nor any Subsidiary has received or is aware of any complaint, order, directive, claim, citation or notice from any Governmental Authority with respect to any matter of the Company's or such Subsidiary's compliance with the relevant environmental, health and safety laws and regulations in effect in any Country such as, without limitation, air emissions, discharges to surface water or ground water, noise emissions, solid or liquid waste disposal, or the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes.

5. Pre-Closing Covenants. The Parties agree as follows with respect to the period, if any, between the execution of this Agreement and the Closing Date:

      (a) General. Each of the Parties will use its reasonable best efforts to take all actions and to do all things necessary in order to consummate the transactions contemplated by this Agreement (including the satisfaction, but not the waiver, of the closing conditions set forth in section 6 below) and the other
          Transaction Documents.

      (b) Notices and Consents. Each of the Parties will give any notices, make any filings and use its reasonable best efforts to obtain any authorizations, consents, and approvals necessary to consummate the transactions described herein.

      (c) Operation of Business. The Company will not, and will not cause or permit any Subsidiary to, prior to the Closing, engage in any practice, take any action, or enter into any transaction outside the ordinary course of business. Without limiting the generality of the foregoing, the Company will not, and will not cause or permit any Subsidiary, to take any action described in clauses
          (ii) through (xii), or the last sentence of the second paragraph, of Section 4(f).

      (d) Preservation and Conduct of Business. The Company will keep its business and properties substantially intact, including each Subsidiary's present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, subscribers and employees and operate and carry on the Telecommunications Business in the ordinary course of business.

      (e) Full Access. The Company will permit, and the Company will cause each of the Subsidiaries to permit, representatives of the Investors to have full and complete access at all reasonable times, and in a manner so as not to interfere with the normal business operations of such entities, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to each of such entities for the purpose of enabling the Investors or their representatives to verify the accuracy of the representations and warranties contained herein, to verify that the covenants of this Agreement have been complied with and to determine whether the conditions to Investors' performance set forth herein have been satisfied.

      (f) Notice of Developments. The Company will give prompt written notice to the Investors of any of the following that occur prior the termination of this Agreement under the provisions of Section 8:

          (i) any material adverse development that causes or is likely to cause a breach of any of the representations and warranties set forth in Section 4 above,

          (ii) any event which constitutes a material default in any of the terms, conditions or provisions of any Material Contract, or

          (iii) any other event or condition which could reasonably be expected to have a material adverse effect on the assets, operations, operating results, customer or employee relations, business or financial condition or prospects of the Company or of any material Subsidiary.

      Each Investor will give prompt written notice to the other Parties of any material adverse development that occurs prior to the Closing and causes a breach of any of its own representations and warranties in
      Section 3 above. No disclosure by any Party pursuant to this Section 5(f), however, shall be deemed to amend or supplement the Disclosure Letter or prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

6.    Conditions to Obligations.

      (a) Conditions to Obligations of Each Investor at the Closing. The obligation of each Investor to consummate or cause to be consummated the transactions to be performed at the Closing as described in the appropriate clauses of Section 2(a) is subject to the satisfaction or waiver by it of the following conditions:

          (i) Each other Party shall consummate or cause to be consummated the transactions contemplated in the appropriate clauses of Section 2(c) to be performed at the Closing;

          (ii) the representations and warranties of the Company set forth in Section 4, and the representations and warranties of each other Investor set forth in Section 3, shall have been true and correct at the execution hereof and shall be true and correct in all respects at and as of the Closing Date as if made on the Closing Date;

          (iii) the Company and each other Investor shall have performed and complied with all of its covenants hereunder in all material respects through the Closing Date;

          (iv) there have been received by the Investors opinions of counsel to the Company, in substantially the form(s) set forth in Exhibit E, addressed to all Investors and dated as of the Closing Date;

          (v) no court or Governmental Authority shall have enacted, issued, promulgated, enforced or entered any law, statute, ordinance, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that continues in effect and restrains, enjoins or otherwise prohibits consummation of the transactions to be performed at the Closing;

          (vi) the Company shall have received a preemptive rights and warrant adjustment waiver, in the form of Exhibit H (the "Preemptive Rights and Warrant Adjustment Waiver"), duly executed by the parties thereto; and

          (vii) there shall not have occurred any Material Adverse Change in the business, condition, assets, operations, Taxes or prospects of the Company or any Subsidiary or any change in the laws of Guatemala, El Salvador, Venezuela, Costa Rica, Panama, Mexico or Argentina which would likely result in a Material Adverse Effect on the business, operations or prospects of the Company or any Subsidiary, including without limitation, any currency devaluation or foreign exchange restriction or other governmental actions limiting repatriation of capital or any Material Adverse Change in the governmental or political climate of Guatemala, El Salvador, Venezuela, Costa Rica, Panama, Mexico or Argentina.

      (b) Conditions to Obligations of the Company at the Closing. The obligation of the Company to consummate or cause to be consummated the transactions to be performed at the Closing as described in Section 2(c) is subject to the satisfaction or waiver of the following conditions:

          (i) each Investor shall consummate or cause to be consummated the transactions contemplated in the appropriate clauses of
                Section 2(c) to be performed by it at the Closing;

          (ii) the representations and warranties set forth in Section 3 above shall be true and correct in all material respects as to each Investor at and as of the Closing Date;

          (iii) no court or Governmental Authority shall have enacted, issued, promulgated, enforced or entered any law, statute, ordinance, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that continues in effect and restrains, enjoins or otherwise prohibits consummation of the transactions to be performed at the Closing;

          (iv) the receipt by the Company of the Preemptive Rights and Warrant Adjustment Waiver, duly executed by all parties thereto; and

          (v) each Investor shall have performed and complied with all of its respective covenants hereunder in all material respects through the Closing Date as if made on that Closing Date.

7.    Indemnity.

      (a) Company Indemnity. Subject to the terms and conditions set forth herein, from and after the Closing Date, the Company agrees to indemnify, defend and hold harmless the Investors, their shareholders, directors, officers, employees, affiliates, controlling persons, agents and representatives and their successors and assigns (individually an "Indemnified Party" and collectively, the "Indemnified Parties") from and against any and all losses, claims, damages, liabilities, obligations, penalties, judgments, awards, costs, expenses and disbursements (and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, reasonable expenses or disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), including, without limitation, the costs, expenses and disbursements as and when incurred, of investigating, preparing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which the party requesting indemnification is a party) (collectively, "Losses"), directly or indirectly, caused by, relating to, based upon, arising out of or in connection with litigation in which the party requesting indemnification in connection with (i) the breach of any representation, warranty, agreement or covenant set forth in this Agreement or any Transaction Document (provided, however, that claims that are based on a breach of the Company's representations and warranties may be made only if notice of such breach is given by the Indemnified Parties to the Company during the period of validity of such representations and warranties, as set forth in Section 4), or (ii) any order made or any inquiry, investigation or proceeding commenced or threatened by any governmental or securities regulatory authority against an Indemnified Party in connection with the transactions contemplated hereby. The Company shall not have any obligation to indemnify any Indemnified Party to the extent that the Losses suffered or claim made by the Indemnified Party results from the breach of that party's representations, warranties or agreements in this Agreement or the other Transaction Documents or the Indemnified Party's gross negligence or willful misconduct.

      (b) Disagreements. If there occurs a disagreement between any Indemnified Party and the Company as to the application of this
          Section 7, the matter shall be the subject of dispute resolution in the manner set out in Section 11(n).

      (c) Basket Amount. Notwithstanding anything to the contrary herein, each of the Indemnified Parties shall be entitled to indemnification hereunder only to the extent that the aggregate amount of indemnifiable claims made by the Indemnified Parties exceeds (i) US$100,000 in one single indemnifiable claim or (ii) if several indemnifiable claims, when added to the losses suffered by all Indemnified Parties by reason of several different events as to which an indemnity pursuant to Section 7(a) has not been satisfied, exceeds US$250,000; provided, however, that in the event the aggregate amount of indemnifiable claims made by the Indemnified Parties exceed US$100,000 or US$250,000, as the case may be, then the Indemnified Parties shall be entitled to be indemnified for all such indemnifiable claims from the first dollar thereof.

      (d) Indemnification Procedure. The Indemnified Party seeking indemnification shall give the Company prompt written notice of any claim, assertion, event or proceeding concerning any liability or damage as to which the Indemnified Parties may request indemnification from the Company hereunder; provided, however, that any failure by any Indemnified Party to notify the Company shall not relieve the Company from its obligations hereunder, or from any other obligation or liability that the Company may have to the Indemnified Parties other than under this
          Section 7. Upon written notice to the Indemnified Parties given by the Company after receipt of notice of any such action or proceeding, the Company may assume the defense thereof at its own expense with counsel chosen by the Company; provided, however, counsel retained by the Company shall be subject to the prior approval of the Indemnified Parties. Notwithstanding the foregoing, with respect to any action, suit, proceeding or investigation to which any Indemnified Party is also a party, the Indemnified Parties may assume the defense thereof with counsel chosen by them, at the expense of the Company. In the circumstances referred to in the immediately preceding sentence, if the Indemnified Parties do not assume such defense, the Company shall not, without the prior written consent of the Indemnified Parties, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes, as an unconditional term thereof, the giving by the claimant to the Indemnified Parties, of an unconditional release from all liability in respect of such claim. If the Indemnified Parties assume the defense of any such claim or proceeding pursuant to this Section and propose to settle such claim or proceeding prior to such a final judgment thereon or to forgo appeal with respect thereto, then the Indemnified Parties shall give the Company prompt written notice thereof and the Company, as the case may be, shall have the right to participate in the settlement or assume the defense of such claim or proceeding and no such claim or proceeding shall be settled or compromised without the approval of the Company, which approval shall not be unreasonably withheld.

      (e) Adjustment to the Purchase Price. Any payments made pursuant to this Section shall be treated for all Tax purposes as adjustments to the purchase price. No Party or any of its affiliates shall take a position on a Tax Return or in any proceeding with any Tax authority contrary to such treatment, unless otherwise required by Applicable Law.

8.    Termination.

      (a) Termination of Agreement. The Parties may terminate this Agreement as provided below:

          (i) The Parties may terminate this Agreement as to all Parties by mutual written consent;

          (ii)  Any Investor may terminate this Agreement as to itself if,

                (A) prior to the Closing,

                    (1) the Company or any other Investor has breached any
                        of its representations, warranties, or covenants contained in this Agreement in any material respect,

                    (2) such Investor has notified the Company and each
                        other Investor of the breach prior to the Closing, and

                    (3) the breach has continued without cure for a period
                        of two Business Days after the notice of breach, or

                (B) if the Closing shall not have occurred on or before
                    February 20, 2001 (unless the failure results primarily from such Investor breaching any representation, warranty, or covenant contained in this Agreement).

          (iii) The Company may terminate this Agreement as to a given
                Investor if

                (A) (1) such Investor has breached any of its
                        representations, warranties, or covenants contained in this Agreement in any material respect,

                    (2) the Company has notified the Investor of the
                        breach, and

                    (3) the breach has continued without cure for a period
                        of two Business Days after the notice of breach, or

                (B) if the Closing shall not have occurred on or before
                    February 20, 2001 (unless the failure results primarily from the Company itself breaching any representation, warranty, or covenant contained in this Agreement).

      (b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 8(a) above, all rights and obligations of the Party hereunder shall terminate without any liability of any Party to any other Party, except for any liability of the terminating Party resulting from a breach by it that occurs prior to the termination. A termination as to a given Investor as contemplated in clause (ii) or clause (iii) of Section 8(a) shall not have the effect of removing such Investor's performance from among the conditions precedent to any other Party's obligation hereunder as set out in Section 6, and each of the other Parties shall be obligated to proceed with its respective transactions contemplated hereunder only if and when all of the conditions to their obligations set out in Section 6 are either fully performed, or expressly waived by such Party.

      (c) Specific Performance. Nothing in this Agreement shall be interpreted to preclude any Party's right to seek and obtain specific performance of the terms of this Agreement or any equitable remedy.

9. Equitable Adjustments. If the Company issues Series D Shares after the Closing of the transactions contemplated in this Agreement and through May 2, 2001 for a purchase price that is lower than Nine and 30/100ths United States Dollars (US$9.30) per Series D Share, then the Investors will have the right to require the Company to issue to them, within ten (10) Business Days after such issuance, such additional number of Series D Shares as shall be necessary to adjust the average purchase price for the Series D Shares acquired by them pursuant to Section 2 and this Section 9, to an amount equal to the purchase price for the Series D Shares paid by such purchasers of the Series D Shares other than pursuant to the terms of this Agreement. Further, if any subsequent issuance of Series D Shares is effected on materially different terms than those contemplated by this Agreement, then the Investors shall have the right, but not the obligation, to require the Company to readjust the terms of this Agreement so that the Investors are entitled to the same terms offered to such subsequent purchasers.

10. Removal of Legend. The Company agrees to remove, at the request of an Investor, any legend placed on the Investor's certificate covering any securities issued pursuant to this Agreement or any of the Transaction Documents in order to comply with the requirements of U.S. Securities Laws at such time as the legend is no longer required thereby.

11.   Miscellaneous.

      (a) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of each other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by Applicable Law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will advise the other Parties and afford such Parties a reasonable opportunity under the circumstances to comment prior to making the disclosure).

      (b) No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person or entity other than the Parties, their related Indemnified Parties and their respective successors and permitted assigns.

      (c) Entire Agreement. The English language version of this Agreement and other Transaction Documents (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral (including, specifically, any letter of intent or letter or understanding between the Parties), to the extent they relate in any way to the subject matter hereof.

      (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties, except to a Person to whom a Transfer of Company Equity (such terms as defined in the Shareholder Joinder Agreement) is made to a Related Party or otherwise free of the restrictions of the Shareholder Joinder Agreement.

      (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. For purposes of this Agreement, the delivery of a counterpart signature by telephonic facsimile transmission shall be deemed the equivalent of the delivery of an original counterpart signature.

      (f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      (g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given when actually received, whether personally delivered, transmitted by fax or sent by reputable air courier (such as Federal Express or DHL) and addressed to the intended recipient as set forth below:

            If to the Company:

            Convergence Communications, Inc.
            c/o Troy D'Ambrosio
            102 West 500 South, Suite 320
            Salt Lake City, Utah 84101
            Attention:  Senior Vice President
                      Administration & Legal
            Fax:  (801) 532-6060

            Copy to:

            Parsons Behle & Latimer
            201 South Main Street, Suite 1800
            Salt Lake City, Utah  84111
            Attention:  Scott R. Carpenter, Esq.
            Fax:  (801) 536-6111

            If to TCW:

            TCW/CCI Holding II LLC
            c/o TCW/Latin America Private Equity Partners, L.P.
            200 Park Avenue, Suite 2100
            New York, New York 10166
            Attention:  Mr. Mario Baeza
            Fax: (212) 771-4155

            Copy to:

            Skadden, Arps, Slate, Meagher & Flom LLP
            Four Times Square
            New York, New York 10036
            Attention:  Paul T. Schnell, Esq.
            Fax: (917) 777-2322

            If to TELEMATICA:

            TELEMATICA EDC, C.A.
            Avenida Vollmer, San Bernardino - Apartado 2299
            Caracas, 1010-A-Venezuela
            Attention: Norberto Corredor
            Fax: 011-582-502-3477

            Copy to:

            TELEMATICA EDC, C.A.
            Avenida Vollmer, San Bernardino
            Apartado 2299
            Attention:  Julian Nebreda
            Caracas, 1010-A-Venezuela
            Fax:  011-582-502-3477

                  and

            Arnold & Porter
            555 Twelfth Street, N.W.
            Washington, D.C. 20004-1206
            Attention: Mark H. Stumpf
            Fax: (202) 942-5999

            If to Priu:

            Norberto Priu
            Florida 234, Piso 4
            C1005AAF- Buenos Aires
            Argentina
            Fax:  54-11-4328-1493

            Copy to:

            Bazan-Cambre & Orts
            Florida 234, Piso 4
            C1005AAF - Buenos Aires
            Argentina
            Attention:  Mario Orts, Esq.
            Fax:  54-11-4325-3564

            If to Ostry:

            Raquel Emilse Oddone de Ostry
            Florida 234, Piso 4
            C1005AAF-Buenos Aires
            Argentina
            Fax: 54-11-4328-1493

            Copy to:

            Bazan-Cambre & Orts
            Florida 234, Piso 4
            C1005AAF - Buenos Aires
            Argentina
            Attention:  Mario Orts, Esq.
            Fax:  54-11-4325-3564

            If to Glacier:

            Glacier Latin-America, Ltd.
            2999 NE 191 Street,  #404
            Aventura, Florida 33180
            Attention:  Alberto Plisach
            Fax:  (305) 935-6512

            Copy to:

            Loeb Block & Wacksman
            505 Park Avenue
            New York, New York
            Attention:  David Leibman, Esq.
            Fax:  (212) 755-1589

            If to MCM III:

            Morley Capital Management III, LLC
            c/o White Capital Equity Management
            39 South LaSalle, Suite 822
            Chicago, Illinois 60603
            Attention:  Stephen M. White
            Fax:  (312) 263-7582

            Copy to:

            Ross & Hardies
            150 North Michigan Avenue
            Suite 2500
            Chicago, Illinois
            Attention:  Donald J. Gibson, Jr.
            Fax:  (312) 750-8600

          Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

      (h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the state of New York, United States of America, without giving effect to any choice or conflict of law provision or rule (whether of the state of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of New York.

      (i) Amendments and Waivers. This Agreement may be amended, extended or modified by a writing signed by the Investors and the Company. No waiver shall be deemed to have been made unless in writing, nor shall any waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

      (k) Expenses. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

      (l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

      (m) Incorporation of Attachments and Exhibits. The Schedules and Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

      (n) Disputes.

          (i) The provisions of this Section 11(n) shall be the sole and exclusive method for resolving disputes between the Parties or their respective successors or permitted assigns arising under or relating to the transactions contemplated by this Agreement or any other Transaction Documents. In the event there is a dispute under this Agreement or any Transaction Documents, the Parties shall meet with one another and diligently attempt to resolve their disagreements. If they are unable to do so, then upon request of any Party to the dispute, they will conciliate the dispute, utilizing a single conciliator pursuant to the ICC Rules of Optional Conciliation in a proceeding to take place in New York, New York, and carried out in the English language. If, after 60 calendar days, the conciliation is not successful, then any Party to the dispute may bring arbitration to resolve the dispute as contemplated in this Section 11(n).

          (ii) Assuming negotiations and mediation are unsuccessful, any Party to the dispute may submit the disagreement to binding arbitration by making a written demand for arbitration. The arbitration shall occur before a panel of three arbitrators in New York, New York, and shall be governed by the Rules of Arbitration of the International Chamber of Commerce including, in the event of more than two Parties to the dispute, Article 10 of such rules. To assure predictability, the arbitrators shall be persons selected by the Parties with experience in telecommunication issues and commercial transactions. The arbitrators shall base their decision on the terms and conditions of this Agreement (and shall not vary the same), New York statutory law, and judicial precedent, and will include in the award findings of fact and conclusions of law upon which the award is based. Subject to the limitations set out in the Indemnity clause above, the arbitrators may grant such legal or equitable relief as they deem to be appropriate, including money damages, specific performance and injunctive relief. Except as required by law, each of the parties to the dispute shall treat the existence and results of the dispute as confidential and shall disclose the same only to his or its legal and financial advisors.

          (iii) Questions of whether the dispute is subject to arbitration shall also be decided by the panel of arbitrators.

          (iv) Any Party may request and obtain from a court of competent jurisdiction provisional or ancillary remedies for relief such as an injunction or the appointment of a receiver, but the institution of a judicial proceeding will not affect the binding obligation of the Parties to submit a dispute to arbitration. Judgment upon an arbitration award may be entered in any court having jurisdiction. Subject to the award of the arbitrators, each Party shall pay an equal share of the arbitrators' fees, except the arbitrators shall have the power to award all expenses (including attorney's fees, costs and expert witness fees) to the prevailing Party, as determined by the arbitrators. All matters relative to the arbitration, including the result thereof, shall be maintained as confidential by all Parties to this Agreement, except as required to obtain judgment upon an arbitration award or otherwise as required by law.

      (o) Special IFC Covenants.

          (i) The Company and its Subsidiaries shall design, construct, operate, maintain and monitor all of their sites, plant, equipment and facilities:

                (A) in accordance with the IFC Policies; provided, however, that such obligation shall not be deemed to require the Company or any Subsidiary to perform an environmental assessment of projects proposed nor shall the IFC have the right to approve or disapprove any proposed operation of the Company or any Subsidiary;

                (B) in compliance with the environmental mitigation and
                    management measures, as well as applicable environmental, indigenous peoples, involuntary resettlement, cultural property protection, occupational health and safety requirements, and any child labor and forced labor laws, rules and regulations (including any international treaty obligations; if any) of the Governmental Authority of any Country;

          (ii) Neither the Company nor its Subsidiaries shall use the proceeds of the sale of the Series D Shares to IFC in the territories of any country other than less developed countries in which IFC is actively pursuing operations (as described in its 2000 annual report) or for reimbursements of expenditures in those territories or for goods produced in or services supplied from any such country.

      (p) Reporting to TCW for the benefit of the IFC.

          (i) Within ninety (90) days after the end of each fiscal year, the Company shall deliver to TCW, for the benefit of the IFC, an annual monitoring report, confirming compliance with the applicable national or local requirements, the IFC Policies, the environmental mitigation and management measures and Section (o)(i) or, as the case may be, detailing any non-compliance together with the action being taken to ensure compliance.

          (ii) As soon as possible but no later than five (5) days after its occurrence, notify TCW, for the beneift of IFC, of any incident or accident involving the Company or any of its Subsidiaries which has or may reasonably be expected to have an adverse effect on the environment, health or safety, including, without limitation, explosions, spills or workplace accidents which result in death, serious or multiple injury or major pollution, specifying, in each case, the nature of the incident of accident, the on-site and off-site impacts arising or likely to arise therefrom and the measures the Company or such Subsidiary is taking or plans to take to address those impacts; and keep TCW, for the benefit of the IFC, informed of the on-going implementation of those measures.


      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


                                    CONVERGENCE COMMUNICATIONS, INC.


                                    By: /s/ Troy D'Ambrosio
                                       ------------------------------------
                                    Its: Sr. Vice President


                                    TCW/CCI HOLDING II LLC


                                    By: /s/ Carlos Christensen
                                       ------------------------------------
                                    Its: Authorized Person


                                    TELEMATICA EDC, C.A.


                                    By: /s/ Norberto Corredor
                                       ------------------------------------
                                    Its: Authorized Person


                                    /s/ Mario Orts, Attorney in Fact
                                    ---------------------------------------
                                    NORBERTO PRIU


                                    /s/ Mario Orts, Attorney in Fact
                                    ---------------------------------------
                                    RAQUEL EMILSE ODDONE DE OSTRY


                                    GLACIER LATIN-AMERICA LTD.


                                    By: /s/ David Leibman
                                       ------------------------------------
                                    Its: Assistant Treasurer


                                    MORLEY CAPITAL MANAGEMENT III, LLC


                                    By: /s/ Stephen M. White
                                       ------------------------------------
                                    Its: President







                  EXHIBITS                                SCHEDULES

Exhibit A     Individual Stock Purchase      Schedule 1    Definitions
                  Agreement

Exhibit B-1   IRR Warrant                    Schedule 2    Series D Shares
                                                           Rights and
                                                           Preferences

Exhibit B-2   Performance Warrant

Exhibit B-3   Financing Warrant

Exhibit C     Registration Rights Agreement

Exhibit D     Shareholder Joinder Agreement

Exhibit D-1   TELEMATICA Note

Exhibit D-2   Security Agreement

Exhibit E     Legal Opinions of Counsel

Exhibit F     Financial Statements

Exhibit G     IFC Policies

Exhibit H     Preemptive Rights and Warrant
                  Adjustment Waiver






                                                                Schedule 1


                           INDEX OF DEFINITIONS.

      For purposes of this Agreement and the other Transaction Documents, the following words and phrases shall have the meanings identified as follows (where a reference is to a Recital, Section or clause, the same shall be taken to be to the corresponding provision of this Agreement unless otherwise noted):

"Agreement" has the meaning set forth in the preamble.

"Applicable Law" means all published constitutions, statutes, rules, regulations, orders, decrees, codes, rulings, charges, injunctions, or judgments applicable to the entity or person in question with respect to a relevant matter.

"Budget" shall have the meaning set forth in the recitals of this Agreement.

"Business Day" means a day on which banks are open both in the State of New
York.

"Business Plan" shall have the meaning set forth in the recitals of this Agreement.

"Closing" shall have the meaning set forth in Section 2(a).

"Closing Date" shall be the date on which the Closing occurs.

"Common Stock" means the shares of common stock of the Company with a par value of $0.001 per share.

"Company" shall have the meaning set forth in the preamble.

"Control" (and, with correlative meaning, "Controlled by" and "under Common Control with") means the possession, directly or indirectly, of the power to direct the management of a Person through ownership of voting securities, exercise of contract rights, or otherwise.

"Control Affiliate" of a party means a Person that directly or indirectly Controls, is Controlled by or is under Common Control with the party in question, or succeeds to all or substantially all of the business and assets of the party in question.

"Country" shall mean El Salvador, Guatemala, Mexico and Venezuela.

"Disclosure Letter" shall have the meaning set forth in recital A.

"Environmental Law" shall mean the United States' and each Country's, federal, provincial, state and local laws, regulations rules and ordinances, relating to pollution or protection of the environment, and to human health and safety including, without limitation, laws relating to release, discharges, leaching, migration or disposal of hazardous, toxic, or radioactive substances, oils, pollutants or contaminants into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, transport or handling of such substances, oils, pollutants or contaminants.

"Financial Statements" shall have the meaning set forth in Section 4(f).

"Financing Warrants" shall have the meaning set forth in Section 2(a)(iv).

"Force Majeure" event means (i) any strike or act of war (whether declared or undeclared), invasion, armed conflict or act of foreign enemy, blockade, embargo, or revolution; (ii) lightning, fire, earthquake, flood, storm, cyclone, typhoon, drought or tornado; or (iii) epidemic or plague, in each case which substantially affects the assets or business of the Company or its Subsidiaries.

"GAAP" means generally accepted accounting principles and practices, as set forth in the opinions and pronouncements adopted by a significant segment of the accounting profession (including any generally recognized applicable principles or standards boards, committees or professional organizations) of the country in question (as such principles are applied in such country as of the date of the financial statement or other documents with respect to which the term is used) and, with respect to the United States, the accounting principles and practices set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board.

"Glacier" shall have the meaning set forth in the preamble.

"Governmental Authority" shall mean any national or local government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial body of United States, Guatemala, El Salvador, Venezuela or Mexico.

"IFC" shall have the meaning set forth in Section 4(z).

"IFC Policies" shall have the meaning set forth in Section 4(z).

"Indemnified Parties" shall have the meaning set forth in Section 7(a).

"Individual Stock Purchase Agreements" shall have the meaning set forth in
Section 2(a)(i).

"Investors" shall have the meaning set forth in the preamble.

"IRR Warrants" shall have the meaning attributed to it in Section 2(a).

"IP License Agreements" shall have the meaning set forth in Section
4(e)(i)(c).

"Knowledge" means the knowledge of the Company or any of the Subsidiaries and of each Person who is serving or who has at any time served as a director or officer of the Company or any of the Subsidiaries and all knowledge that any such Person could be expected to discover or otherwise become aware of had he or she fulfilled his or her responsibilities as a director or officer of the Company or any of the Subsidiaries, as the case may be.

"Lien" as to any Person, shall mean any mortgage, lien, pledge, charge, preferential payment arrangement, security interest, other encumbrance, or preferential agreement having the effect of constituting a security interest, including without limitation, any equivalent interest or right created or arising under the laws of any country where the person owns property.

"Losses" shall have the meaning set forth in Section 7(a).

"Material Adverse Change" or "Material Adverse Effect" shall mean any change or effect that either individually or in the aggregate with all other such changes or effects is, or is reasonably likely to be materially adverse to (x) the business as presently conducted, condition (financial or otherwise), prospects, operations, liabilities, assets or properties of the Company and the Subsidiaries, taken as a whole, (y) the ability of the applicable Party to consummate the transactions contemplated hereby or to perform its obligations under this Agreement within the time frame contemplated herein or (z) the validity or enforceability of this Agreement or the rights and remedies of the Parties hereunder, and the terms "material" and "materially" shall have correlative meanings.

"MCM III" shall have the meaning set forth in the preamble.

"Option" shall have the meaning attributed to it in Section 2(d).

"Ostry" has the meaning set forth in the preamble.

"Performance Warrants" shall have the meaning set forth in Section 2(a).

"Person" means a natural person, corporation, society, partnership, joint venture, unincorporated association or other entity, including any governmental, multilateral or quasi-public entity.

"Preemptive Rights and Warrant Adjustment Waiver" shall have the meaning set forth in Section 6(a).

"Priu" has the meaning set forth in the preamble.

"Registration Rights Agreement" shall have the meaning set forth in Section 2(a)(v).

"Related Party" shall have the meaning set forth in the Shareholder Joinder Agreement.

"Reports" shall have the meaning set forth in Section 4(r).

"SEC" shall have the meaning set forth in Section 4(r).

"Securities" shall have the meaning set forth in Section 3(e).

"Securities Act" shall have the meaning set forth in Section 3(e).

"Security Agreement" shall have the meaning set forth in Section
2(c)(i)(D).

"Series D Shares" shall have the meaning set forth in Section 2(a)(i).

"Series D Shares Rights and Preferences" shall have the meaning set forth in Section 2(a)(i).

"Series D Warrants" shall mean, collectively, the IRR Warrants, the Financing Warrants and the Performance Warrants.

"Shareholder Joinder Agreement" shall have the meaning set forth in Section 2(a)(vi).

"Subsequent Closing" shall have the meaning attributed to it in Section
2(d).

"Subsidiary" shall mean any Person that is Controlled by the Company. The Persons listed in clause 1(b) of Section 4(c) of the Disclosure Letter shall be included within the meaning of the term "Subsidiary".

"Tax" or "Taxes" shall mean all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly of through withholding), including any interest, additions to tax, or penalties applicable thereto.

"TCW" shall have the meaning set forth in the preamble.

"Telecommunications Business" shall have the meaning set forth in the recitals.

"TELEMATICA" shall have the meaning set forth in the preamble.

"TELEMATICA Note" shall have the meaning set forth in Section
2(c)(A)(z).

"Trade Secrets" shall have the meaning set forth in Section 4(e)(i)(A).

"Transaction Documents" shall have the meaning set forth in Section 2(a).

"U.S. Securities Law" means the Securities Act and all other federal securities laws of the United States and the securities laws of its separate states, together with the regulations issued pursuant thereto.






                                                               Schedule 2


                  CERTIFICATE ESTABLISHING AND DESIGNATING
           THE RIGHTS, PREFERENCES AND RESTRICTIONS OF SHARES OF
                  SERIES D CONVERTIBLE PREFERRED STOCK OF
                      CONVERGENCE COMMUNICATIONS, INC.

      We, TROY D'AMBROSIO, Vice President, and ANTHONY SANSONE, Secretary, of Convergence Communications, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Laws of the State of Nevada, in accordance with the provisions of ss. 78.195 of the Nevada Revised Statutes, DO HEREBY CERTIFY:

      That, in accordance with the authority expressly vested in the Board of Directors of the Corporation, the Board of Directors, at a meeting duly held and convened on January 18, 2001, adopted, fixed and determined the voting rights, designations, preferences, qualifications, privileges, limitations, restrictions, options and other special or relative rights of a series of the Corporation's preferred stock ("Preferred Stock"), hereinafter designated as the "Series D Convertible Preferred Stock," consisting of 10,000,000 shares of the Corporation's 25,000,000 shares of authorized Preferred Stock, by adopting the following resolution:

      RESOLVED, that pursuant to the authority expressly vested in the Board of Directors of the Corporation and pursuant to the provisions of the General Corporation Law, the Board of Directors hereby fixes and determines the relative voting rights, designations, preferences, qualifications, privileges, limitations, restrictions and other special or relative rights of the Series D Convertible Preferred Stock, which shall consist of 10,000,000 shares of the Corporation's preferred stock (the "Series D Preferred Stock"), as follows:

      1. Voting Rights. Each share of Series D Preferred Stock shall entitle the holder thereof to the right to cast one vote on every matter duly brought before the holders of shares of common stock, $.001 par value per share, of the Corporation ("Common Stock"). Except as otherwise provided by law, the holders of Series D Convertible Preferred Stock, the holders of the Series C Convertible Preferred Stock, par value $.001 per share (the "Series C Preferred Stock") and the holders of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

      2. Retired Shares. Any Series D Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever (including by reason of the conversion of such Series D Preferred Stock into shares of Common Stock) shall be retired and canceled promptly after the acquisition thereof. All such shares shall, upon their cancellation, become authorized but unissued preferred stock without any further action by the Board of Directors and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors.

      3. Liquidation, Dissolution or Winding Up.

         (a) Upon a Liquidation Event (as hereinafter defined), the holders of the shares of Series D Preferred Stock shall be entitled, before any distribution or payment is made upon any Common Stock or any other class or series of stock ranking junior to the Series D Preferred Stock as to distribution of assets upon liquidation, to be paid an amount equal to the greater of (A) the sum of (i) $9.30 per share (as adjusted for Reclassification Events (as hereinafter defined)) and (ii) all accrued and unpaid dividends to such date and (B) the amount which would be received if all shares of Series D Preferred Stock had been converted to Common Stock prior to such Liquidation Event (collectively, the "Liquidation Payments"). A "Liquidation Event" means the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary. If upon any Liquidation Event the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series D Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series D Preferred Stock and any class or series of stock ranking upon a Liquidation Event on a parity with the Series D Preferred Stock shall share ratably in the distribution of the entire remaining assets and funds of the Corporation legally available for distribution in proportion to the respective amounts which would otherwise be payable in respect of such shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

         (b) Upon any Liquidation Event, after the holders of Series D Preferred Stock shall have been paid in full the Liquidation Payments, the remaining assets of the Corporation may be distributed ratably per share in order of preference to the holders of Common Stock and any other class or series of stock ranking junior to the Series D Preferred Stock as to distribution of assets upon liquidation. The order of preference shall be as follows: holders of Series C Preferred Stock, holders of Series D Preferred Stock, and holders of Common Stock.

         (c) Written notice of a Liquidation Event, stating a payment date, the amount of the Liquidation Payments and the place where said Liquidation Payments shall be payable, shall be given by mail, postage prepaid, not less than thirty (30) days prior to the payment date stated therein, to each holder of record of Series D Preferred Stock at his address as shown by the records of the Corporation.

      4. Redemption. The Series D Preferred Stock shall not be redeemable.

      5. Conversion. The holders of the Series D Preferred Stock shall have the following conversion rights:

         (a) Mandatory Conversion. Each share of Series D Preferred Stock shall be converted automatically into fully paid and nonassessable shares of Common Stock at the "conversion rate" (as defined in paragraph (c) below) in effect preceding the occurrence of either of the following events:

             (i) all of the holders of the outstanding Series D Preferred Stock, acting together, transfer their equity securities (including their Series D Preferred Stock and any options, warrants or other rights they may hold to acquire the Corporation's equity securities) for cash consideration or for securities of another entity that are registered and are freely tradable pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), and where the class of securities so registered are listed or admitted for trading on the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers Automated Quotation System Nation Market (each a "Recognized Exchange"); or

             (ii) the effective date of a registration statement for an underwritten registered public offering of the Corporation's securities under the Act, pursuant to which the class of the shares so registered is approved for listing on a Recognized Exchange, the Corporation receives net proceeds from the offering of not less than $75 million, and the offering is managed by a lead underwriter of international standing (a "Qualified Public Offering").

         (b) Optional Conversion. Each share of Series D Preferred Stock shall be convertible at any time, at the option of the holder of record thereof, into fully paid and nonassessable shares of Common Stock at the conversion rate then in effect upon notice of conversion and surrender to the Corporation or its transfer agent of the certificate or certificates representing the Series D Preferred Stock to be converted, as provided below, or if the holder notifies the Corporation or its transfer agent that such certificate or certificates have been lost, stolen or destroyed, upon the execution and delivery of an agreement satisfactory to the Corporation to indemnify the Corporation from any losses incurred by it in connection therewith.

         (c) Basis For Conversion; Converted Shares. The basis for any conversion under this Section 5 shall be the "conversion rate" in effect at the time of conversion (for mandatory conversions under the provision of (a) above, or at the time of notice and surrender (for optional conversions under the provisions of (b) above), which for the purposes hereof shall mean the number of shares of Common Stock issuable for each share of Series D Preferred Stock surrendered for conversion under this Section 5 based on the conversion price then in effect. The conversion price shall be $9.30 per share of Common Stock, as adjusted pursuant hereto, and the conversion rate shall be $9.30 divided by the conversion price then in effect. If any fractional interest in a share of Common Stock would be deliverable upon conversion of Series D Preferred Stock, the Corporation shall pay in lieu of such fractional share an amount in cash equal to the conversion price in effect at the close of business on the date of conversion, multiplied by such fractional share (computed to the nearest one hundredth of a share). Any shares of Series D Preferred Stock which have been converted shall be canceled and all dividends on converted shares shall cease to accrue, and the certificates representing shares of Series D Preferred Stock so converted shall represent only the right to receive (i) such number of shares of Common Stock into which such shares of Series D Preferred Stock are convertible, plus (ii) cash payable for any fractional share plus (iii) any accrued but unpaid dividends relating to such shares through the immediately preceding dividend payment date. Upon the conversion of shares of Series D Preferred Stock as provided in this Section 5, the Corporation shall promptly pay all then accrued but unpaid dividends to the holder of the Series D Preferred Stock being converted. The Board of Directors of the Corporation shall at all times reserve a sufficient number of authorized but unissued shares of Common Stock to be issued in satisfaction of the conversion rights and privileges aforesaid.

         (d) Mechanics of Conversion. In the case of any mandatory conversion, the Series D Preferred Stock shall automatically, and without further action by the holder thereof, convert into shares of Common Stock and, upon surrender of the certificate or certificates thereof at the office of the Corporation or its transfer agent for the Series D Preferred Stock, the Corporation shall, as soon as practicable thereafter, issue and deliver to such holder, or to the nominees or nominee of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. In the case of an optional conversion, before any holder of Series D Preferred Stock shall be entitled to convert the same into shares of Common Stock, it shall surrender the certificate or certificates therefore, duly endorsed, at the office of the Corporation or its transfer agent for the Series D Preferred Stock, shall give written notice to the Corporation of the election to convert the same and shall state therein the name or names in which the certificates or certificates for shares of Common Stock are to be issued and, upon the Corporation's receipt of such certificates, election to convert and information regarding the names in which the shares of Common Stock are to be issued, such shares of Series D Preferred Stock shall be deemed converted. The Corporation shall, as soon as practicable thereafter, issue and deliver to such holder of Series D Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. A certificate or certificates will be issued for the remaining shares of Series D Preferred Stock in any case in which fewer than all of the shares of Series D Preferred Stock represented by a certificate are converted. Upon any conversion of Series D Preferred Stock into Common Stock, all declared but unpaid cash dividends on the converted Series D Preferred Stock shall be paid in cash.

         (e) Issue Taxes. The Corporation shall pay all issue taxes, if any, incurred in respect of the issue of shares of Common Stock on conversion. If a holder of shares surrendered for conversion specifies that the shares of Common Stock to be issued on conversion are to be issued in a name or names other than the name or names in which such surrendered shares of record, the Corporation shall not be required to pay any transfer or other taxes incurred by reason of the issuance of such shares of Common Stock to the name of another, and if the appropriate transfer taxes shall not have been paid to the Corporation or the transfer agent for the Series D Preferred Stock at the time of surrender of the shares involved, the shares of Common Stock issued upon conversion thereof may be registered in the name or names in which the surrendered shares were registered, despite the instructions to the contrary.

      6. Adjustment of Conversion Price and Conversion Rate. The conversion price and the conversion rate shall be subject to adjustment from time to time in accordance with the following provisions:

         (a) Certain Definitions. For purposes of this Certificate:

             (i) The term "Additional Shares of Common Stock" shall mean all shares of Common Stock issued, or deemed to be issued by the Corporation pursuant to paragraph (g) of this Section 6, after the Original Issue Date, as defined below, except:

                 (A) shares of Common Stock issuable upon conversion of, or distributions with respect to, Series C Preferred Stock or Series D Preferred Stock now or hereafter issued by the Corporation, or pursuant to the terms of any options or warrants to acquire Common Stock or the Series D Preferred Stock to be delivered in connection with the Corporation's anticipated sale of shares of Series D Preferred Stock, warrants to acquire Common Shares with respect to the Series C Preferred Stock financing completed by the Corporation in October, 1999 (including those warrants approved in January 2001 by the Board of Directors of this Corporation for issuance to the investors in such financing) and warrants to purchase shares of Common Stock under the terms of that certain proposed Umbrella Stock Purchase Agreement among the Corporation and certain accredited investors (the "Purchase Agreement"); and

                 (B) shares of Common Stock issuable upon the exercise of any options or warrants outstanding or approved by the Board of Directors prior to the Original Issue Date; and

                 (C) the grant of options either prior to or after the Original Issue Date to officers, directors, employees and agents to purchase up to an aggregate of 10% of the shares of Common Stock outstanding, as determined on the basis of the assumed exercise of all outstanding warrants and options and the conversion of all Preferred Stock of the Corporation into Common Stock.

             (ii) The term "Convertible Securities" shall mean any evidence of indebtedness, shares (other than Series C Preferred Stock or Series D Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

             (iii) The term "Fair Market Price" shall mean with respect to a share of Common Stock, (a) if the shares are listed or admitted for trading on any Recognized Exchange, the last reported sales price as reported on such exchange or market; (b) if the shares are not listed or admitted for trading on any Recognized Exchange, the average of the last reported closing bid and asked quotation for the shares as reported on NASDAQ or a similar service if NASDAQ is not reporting such information;
(c) if the shares are not listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or Nasdaq SmallCap Market or quoted by NASDAQ or a similar service, the average of the last reported bid and asked quotation for the shares as quoted by a market maker in the shares (or if there is more than one market maker, the bid and asked quotation shall be obtained from two market makers and the average of the lowest bid and highest asked quotation). In the absence of any available public quotations for the Common Stock, the Board of Directors of the Corporation shall determine in good faith the fair value of the Common Stock, which determination shall be set forth in a certificate by the Secretary of the Corporation, and such fair value shall be deemed the Fair Market Price.

             (iv) The term "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

             (v) The term "Original Issue Date" shall mean May 2, 2001.

         (b) Reorganization, Reclassification. In the event of a reorganization, share exchange or reclassification other than a change in par value, or from par value to no par value, or from no par value to par value, or a transaction described in subsection (c) or (d) below each share of Series D Preferred Stock shall, after such reorganization, share exchange or reclassification (a "Reclassification Event"), be convertible at the option of the holder into the kind and number of shares of stock or other securities or other property of the Corporation which the holder of Series D Preferred Stock would have been entitled to receive if the holder had held the Common Stock issuable upon conversion of such share of Series D Preferred Stock immediately prior to such reorganization, share exchange or reclassification.

         (c) Consolidation Merger. In the event of a merger or consolidation to which the Corporation is a party, each share of Series D Preferred Stock shall, after such merger or consolidation, be convertible at the option of the holder into the kind and number of shares of stock and/or other securities, cash or other property which the holder of such share of Series D Preferred Stock would have been entitled to receive if the holder had held the Common Stock issuable upon conversion of such share of Series D Preferred Stock immediately prior to such merger or consolidation.

         (d) Subdivision or Combination of Shares. In case outstanding shares of Common Stock shall be subdivided, the conversion price shall be proportionately reduced as of the effective date of such subdivision, or as of the date a record is taken of the holders of Common Stock for the purpose of so subdividing, whichever is earlier. In case outstanding shares of Common Stock shall be combined, the conversion price shall be proportionately increased as of the effective date of such combination, or as of the date a record is taken of the holders of Common Stock for the purpose of so combining, whichever is earlier.

         (e) Stock Dividends. In case shares of Common Stock are issued as a dividend or other distribution on the Common Stock (or such dividend is declared), then the conversion price shall be adjusted, as of the date a record is taken of the holders of Common Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, as of the earliest of the date of such declaration, payment or other distribution), to that price determined by multiplying the conversion price in effect immediately prior to such declaration, payment or other distribution by a fraction (i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the declaration or payment of such dividend or other distribution, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after the declaration or payment of such dividend or other distribution. In the event that the Corporation shall declare or pay any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

         (f) Issuance of Additional Shares of Common Stock. If the Corporation shall issue any Additional Shares of Common Stock (including Additional Shares of Common Stock to be issued pursuant to paragraph (g) below) after the Original Issue Date (other than as provided in the foregoing subsections (b) through (e)), for no consideration or for a consideration per share less than the greater of (i) the Fair Market Price in effect on the date of and immediately prior to such issue or (ii) the conversion price in effect on the date of and immediately prior to such issue (such applicable consideration per share being the "Applicable Price"), then in such event, the conversion price shall be reduced, concurrently with such issue, to a price equal to the prior conversion price multiplied by the quotient obtained by dividing (A) an amount equal to (x) the total number of shares of Common Stock outstanding immediately prior to such issuance or sale, plus (y) the number of Additional Shares of Common Stock deemed issued for the aggregate consideration received or deemed to be received by the Corporation upon such issuance or sale based on the Applicable Price, by (B) the total number of shares of Common Stock outstanding immediately after such issuance or sale.

      For purposes of the formulas expressed in paragraph 6(e) and 6(f), all shares of Common Stock issuable upon the exercise of outstanding Options or issuable upon the conversion of the Series D Preferred Stock or outstanding Convertible Securities (including Convertible Securities issued upon the exercise of outstanding Options), shall be deemed outstanding shares of Common Stock both immediately before and after such issuance or sale.

         (g) Deemed Issue of Additional Shares of Common Stock. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options, or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue of Options or Convertible Securities or, in case such a record date shall have been fixed, as of the close of business on such record date for the consideration determined pursuant to paragraph 6(h)(ii), provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

             (i) no further adjustments in the conversion price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or the issue of Common Stock upon the conversion or exchange of such Convertible Securities;

             (ii) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the conversion price computed upon the original issuance of such Options or Convertible Securities (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, upon any such increase or decrease becoming effective, shall be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the conversion price shall affect Common Stock previously issued upon conversion of the Series D Preferred Stock);

             (iii) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the conversion price computed upon the original issue of such Options or Convertible Securities (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                 (A) in the case of Options or Convertible Securities, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation (x) for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon exercise of the Options or (y) for the issue of all such Convertible Securities which were actually converted or exchanged plus the additional consideration, if any, actually received by the Corporation upon the conversion or exchange of the Convertible Securities; and

                 (B) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised.

             (iv) No readjustment pursuant to clause (ii) or (iii) above shall have the effect of increasing the conversion price to an amount which exceeds the lower of (x) the conversion price on the original adjustment date or (y) the conversion price that resulted from any issuance or deemed issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

             (v) In the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the conversion price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (iii) above.

         (h) Determination of Consideration. For purposes of this Section 6, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

             (i) Cash and Property. Such consideration shall:

                 (A) insofar as it consists of cash, be the aggregate amount of cash received by the Corporation; and

                 (B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of the issue, as determined by the vote of 66-2/3% of the Corporation's Board of Directors or if the Board of Directors cannot reach such agreement, by a qualified independent public accounting firm, other than the accounting firm then engaged as the Corporation's independent auditors, agreed upon by the Corporation on the one hand and the holders of 66-2/3% of the outstanding shares of Series D Preferred Stock on the other hand.

             (ii) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to paragraph (g) above, relating to Options and Convertible Securities shall be determined by dividing:

                 (A) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                 (B) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

         (i) Other Provisions Applicable to Adjustment Under this Section. The following provisions will be applicable to the adjustments in conversion price and conversion rate as provided in this Section 6:

             (i) Treasury Shares. The number of shares of Common Stock at any time outstanding shall not include any shares thereof then directly or indirectly owned or held by or for the account of the Corporation or any shares or securities subject to purchase or acquisition by the Corporation pursuant to any executory contract of purchase.

             (ii) Other Action Affecting Common Stock. In case the Corporation shall take any action affecting the outstanding number of shares of Common Stock other than an action described in any of the foregoing subsections 6(b) to 6(g) hereof, inclusive, which would have an inequitable effect on the holders of Series D Preferred Stock, the conversion price shall be adjusted in such manner and at such time as the Board of Directors of the Corporation on the advice of the Corporation's independent public accountants may in good faith determine to be equitable in the circumstances.

             (iii) Minimum Adjustment. No adjustment of the conversion price shall be made if the amount of any such adjustment would be an amount less than one percent (1%) of the conversion price then in effect, but any such amount shall be carried forward and an adjustment with respect thereof shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate an increase or decrease of one percent (1%) or more.

             (iv) Certain Adjustments. The conversion price shall not be adjusted upward except in the case of a combination of the outstanding shares of Common Stock into a small number of shares of Common Stock, or in the event of a readjustment of the conversion price pursuant to Section 6(g)(ii) or (iii).

         (j) Notices of Adjustments. Whenever the conversion rate and conversion price is adjusted as herein provided, an officer of the Corporation shall compute the adjusted conversion rate and conversion price in accordance with the foregoing provisions and shall prepare a written certificate setting forth such adjusted conversion rate and conversion price and showing in detail the facts upon which such adjustment is based, and such written instrument shall promptly be delivered to the record holders of the Series D Preferred Stock.

      7. Ranking. The Series D Preferred Stock shall rank prior to the Common Stock and all other classes or series of the Preferred Stock other than the Series C Preferred Stock authorized by the Corporation's Board of Directors and established pursuant to a filing with the Nevada Secretary of State's office in October 1999.

      8. Fractional Shares. Series D Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion of such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of the holders of Series D Preferred Stock.

      9. Dividends and Distributions. The holders of Series D Preferred Stock shall be entitled to receive dividends and other distributions of cash or property when, as and if declared by the Board of Directors out of funds legally available for such purposes. If at any time the Corporation declares any dividend or other distribution on its Common Stock and there are shares of its Series D Preferred Stock issued and outstanding, then a dividend or other distribution shall also be declared on the Series D Preferred Stock, payable at the same time and on the same terms and conditions, entitling each holder of Series D Preferred Stock to receive the dividend or distribution such holder would have received had such holder converted the Series D Preferred Stock as of the record date for determining stockholders entitled to receive such dividend or distribution.

      10. Information Rights. From and after the date hereof until such time as the Series D Preferred Stock has been converted into shares of Common Stock, the Corporation will furnish to holders of Series D Preferred Stock copies of the following financial statements, reports and information:

         (a) a copy of the Corporation's consolidated annual report (including audited balance sheets, statements of operations, statements of stockholders' equity and statements of cash flow) for the Corporation and each subsidiary of the Corporation for such fiscal year, prepared in accordance with generally accepted accounting principles ("GAAP") consistent with the preceding year, certified by the Corporation's independent public accountant. During such period as the Corporation is subject to the periodic reporting requirements of either Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, such report and financial statements shall be delivered to the holders of Series D Preferred Stock at such time as the Corporation files with the Securities and Exchange Commission its annual report on Form 10-K or 10-KSB (but in no event later than 105 days after the end of each fiscal year of the Corporation). During such period as the Corporation is not subject to the periodic reporting requirements of either Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, such report and financial statements shall be delivered to the holders of Series D Preferred Stock as soon as available and in any event within 90 days after the end of each fiscal year of the Corporation.

         (b) a consolidated balance sheet, statement of operations and statement of cash flow for the Corporation and its subsidiaries, as of the end of, and for, each such quarter, prepared in accordance with GAAP consistently applied (subject to the absence of notes and to customary and reasonable year-end adjustments), certified by the Corporation's chief financial officer as fairly and accurately representing the financial condition of the Corporation and its subsidiaries as of the end of, and for, the period covered thereby. During such period as the Corporation is subject to the periodic reporting requirements of either Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, such report and financial statements shall be delivered to the holders of Series C Preferred Stock at such time as the Corporation files with the Securities and Exchange Commission its quarterly report on Form 10-Q or 10-QSB (but in no event later than 60 days after the end of each fiscal quarter of the Corporation). During such period as the Corporation is not subject to the periodic reporting requirements of either Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, such report and financial statements shall be delivered to the holders of Series C Preferred Stock as soon as available and in any event within 45 days after the end of each fiscal quarter of the Corporation; and

         (c) such other information with respect to the financial condition and operations of the Corporation and its subsidiaries and affiliates as the holders of Series D Preferred Stock may reasonably request or as the Corporation may be required to provide the holders of the Common Stock under the Nevada General Corporation Laws.

      11. Preemptive Rights.

         (a) Subsequent Offerings. Each of the holders of Series D Preferred Stock shall have a right to purchase its pro rata share on a fully-diluted basis of all Equity Securities that the Corporation may, from time to time, propose to sell and issue after the Original Issue Date, other than the Equity Securities excluded by Section 11(f) hereof. Each such holder's "pro rata share on a fully-diluted basis" for purposes of this Section shall be defined as the ratio of (A) the number of outstanding shares of Common Stock of such holder (based on the shares of Common Stock issued or issuable upon conversion, exchange or exercise of all outstanding shares of Series D Preferred Stock and any other then outstanding Equity Security of the Corporation acquired by such holder as a result of his or its purchase of such Series D Preferred Stock into shares of Common Stock) to (B) the total number of outstanding shares of Common Stock (including all shares of Common Stock issued or issuable upon conversion of outstanding shares of Preferred Stock into shares of Common Stock or upon the exercise of any outstanding options and warrants immediately prior to the issuance of the Equity Securities. As used herein, "Equity Security" shall mean any equity security of the Corporation, including, but not limited to (i) any shares of Common Stock or shares of Preferred Stock (including any option or warrant to purchase any shares of Common Stock or shares of Preferred Stock), (ii) any security convertible, with or without consideration, into shares of Common Stock, shares of Preferred Stock or other equity securities of the Corporation (including any option or warrant to purchase such a convertible security), (iii) any right to subscribe to or purchase shares of Common Stock, shares of Preferred Stock or other equity security of the Corporation or (iv) any security carrying such right.

         (b) Exercise of Rights. If the Corporation proposes to issue any Equity Securities (the "Offered Securities"), it shall give the holders of Series D Preferred Stock written notice of its intention, describing the Equity Securities, the price thereof and the terms and conditions upon which the Corporation proposes to issue the same. Each such holder of Series D Preferred Stock shall have the right, for a period of fifteen (15) business days from the receipt of such notice, to deliver notice to the Corporation agreeing to purchase its pro rata share on a fully-diluted basis of the Equity Securities for the price and upon the terms and conditions specified in the Corporation's notice, stating therein the quantity of Offered Securities to be purchased and its agreement to close the purchase of such Equity Securities concurrently with the Corporation's sale of the Equity Securities to other parties. Notwithstanding the foregoing, the Corporation shall not be required to offer or sell such Equity Securities to any such holder of Series D Preferred Stock who would cause the Corporation to be in violation of applicable securities laws by virtue of such offer or sale.

         (c) Issuance of Equity Securities to Other Person. Following the fifteen (15) day notice period set forth in Section 11(b) hereof, the Corporation shall have one hundred twenty (120) days thereafter to issue the Equity Securities in respect of which the holders of Series D Preferred Stock rights were not exercised, at a price and upon general terms and conditions materially no more favorable to the purchasers thereof than specified in the Corporation's notice to the holders of Series D Preferred Stock pursuant to Section 11(b) hereof. If the Corporation has not sold such Equity Securities within such 120-day period set forth in this Section 11(c), the Corporation shall not thereafter issue or sell any Equity Securities without first offering such securities to the holders of Series D Preferred Stock in the manner provided above.

         (d) Termination of Preemptive Rights. The preemptive rights established by this Article 11 shall not apply to, and shall terminate immediately prior to the effective date of the registration statement pertaining to, a Qualified Public Offering.

         (e) Transfer of Preemptive Rights. The preemptive rights of the holders of Series D Preferred Stock under this Article 11 may not be transferred; provided, however that the preemptive rights of the holders may be transferred to a "Related Party" of a holder, as that term is defined in that certain Shareholder Joinder Agreement contemplated to be executed among this Corporation and purchasers of the Series D Preferred Stock prior to the Original Issue Date.

         (f) Excluded Securities. The preemptive rights established by this
Article 11 shall have no application to any of the following Equity
Securities:

             (i) shares of Common Stock (and/or options or other shares of Common Stock purchase rights issued pursuant to such options or other rights) issued or to be issued to employees, officers or directors of, or consultants or advisors to, the Corporation or any subsidiary, pursuant to stock purchase or stock option or other plans or other arrangements that are approved by the Board of Directors;

             (ii) any Equity Securities issued in connection with the Corporation effectuating or entering into: (1) a merger, consolidation, amalgamation, acquisition or similar business combination approved by the Board of Directors; or (2) a joint venture, commercial transaction (including, without limitation, equipment lessors or other persons guaranteeing the obligations of the Corporation to equipment lessors) or other commercial relationship approved by the Board of Directors; or

             (iii) any Equity Securities described in Section 6(a)(i)(A) or
Section 6(a)(i)(B); or

             (iv) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Corporation.

      12. Amendment. The rights, designations, preferences, qualifications, privileges, limitations and restrictions set forth herein may be modified or amended by a writing executed by the Corporation and the holders of 66 2/3% of the outstanding Series D Preferred Stock.

                                  * * * *

      IN WITNESS WHEREOF, the undersigned hereby certify that the foregoing resolution was duly and unanimously adopted by the Board of Directors of the Corporation on January 17, 2001, and have caused this Certificate to be executed this __day of January, 2001.


                                    /s/ Troy D'Ambrosio
                                    ---------------------------------------
                                        Troy D'Ambrosio, Sr. Vice President

                                    /s/ Anthony Sansone
                                    ---------------------------------------
                                        Anthony Sansone, Secretary




STATE OF NY         )
                    ) ss.
COUNTY OF NY        )


      The foregoing instrument was acknowledged before me this __day of January, 2001, by Troy D'Ambrosio and Anthony Sansone, the Vice President and Secretary, respectively, of Convergence Communications, Inc.


                                    /s/ Brian J. McGeoy
                                    ---------------------------------------
                                    Notary Public

My Commission Expires:              Residing at: 275 Bay 37 St., 71-H
       1-27-03                                   Brooklyn, NY  11214
----------------------------